                                                                    EXHIBIT 99.2
                                                                [EXECUTION COPY]





                                CREDIT AGREEMENT,

                          dated as of October 11, 2000,

                                      among

                         ADVANSTAR COMMUNICATIONS INC.,
                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                              FLEET NATIONAL BANK,
                           as the Administrative Agent
                                for the Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                            as the Syndication Agent
                                for the Lenders,

                                       and

                           DLJ CAPITAL FUNDING, INC.,
                           as the Documentation Agent
                                for the Lenders.



                              SOLE BOOK RUNNER AND
                                 LEAD ARRANGER:

                            DLJ CAPITAL FUNDING, INC.

                                TABLE OF CONTENTS

Section                                                                                   Page


                   ARTICLE IDEFINITIONS AND ACCOUNTING TERMS
1.1.  Defined Terms......................................................................   3
1.2.  Use of Defined Terms...............................................................  41
1.3.  Cross-References...................................................................  41
1.4.  Accounting and Financial Determinations............................................  41

         ARTICLE IICOMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,NOTES
                              AND LETTERS OF CREDIT

  2.1.  Commitments......................................................................  42
2.1.1.  Term Loan Commitments............................................................  42
2.1.2.  Revolving Loan Commitment and Swing Line Loan Commitment.........................  43
2.1.3.  Letter of Credit Commitment......................................................  43
2.1.4.  Lenders Not Permitted or Required to Make the Loans..............................  44
2.1.5.  Issuer Not Permitted or Required to Issue Letters of Credit......................  45
  2.2.  Changes in Commitment Amount.....................................................  45
2.2.1.  Reduction of Commitment Amount...................................................  45
2.2.2.  Increases in Revolving Loan Commitment Amount; Additional Term Loan Commitments..  45
  2.3.  Borrowing Procedures and Funding Maintenance.....................................  47
2.3.1.  Term Loans and Revolving Loans...................................................  47
2.3.2.  Swing Line Loans.................................................................  47
  2.4.  Continuation and Conversion Elections............................................  48
  2.5.  Funding..........................................................................  49
  2.6.  Issuance Procedures..............................................................  49
2.6.1.  Other Lenders' Participation.....................................................  50
2.6.2.  Disbursements; Conversion to Revolving Loans.....................................  50
2.6.3.  Reimbursement....................................................................  51
2.6.4.  Deemed Disbursements.............................................................  51
2.6.5.  Nature of Reimbursement Obligations..............................................  52
  2.7.  Register; Notes..................................................................  53

             ARTICLE IIIREPAYMENTS, PREPAYMENTS, INTEREST AND FEES

  3.1.  Repayments and Prepayments; Application..........................................  54
3.1.1.  Repayments and Prepayments.......................................................  54
3.1.2.  Application......................................................................  61
  3.2.  Interest Provisions..............................................................  62
3.2.1.  Rates............................................................................  62


3.2.2.  Post-Maturity Rates..............................................................  62
3.2.3.  Payment Dates....................................................................  62
  3.3.  Fees.............................................................................  63
3.3.1.  Commitment Fees..................................................................  63
3.3.2.  Administrative Agent Fee.........................................................  63
3.3.3.  Letter of Credit Fee.............................................................  63

                ARTICLE IVCERTAIN LIBO RATE AND OTHER PROVISIONS

 4.1.  LIBO Rate Lending Unlawful........................................................  64
 4.2.  Deposits Unavailable..............................................................  64
 4.3.  Increased LIBO Rate Loan Costs, etc...............................................  64
 4.4.  Funding Losses....................................................................  65
 4.5.  Increased Capital Costs...........................................................  65
 4.6.  Taxes.............................................................................  66
 4.7.  Payments, Computations, etc.......................................................  68
 4.8.  Sharing of Payments...............................................................  69
 4.9.  Setoff............................................................................  69
4.10.  Mitigation........................................................................  70
4.11.  Replacement of Lenders............................................................  70

                    ARTICLE VCONDITIONS TO CREDIT EXTENSIONS

   5.1.  Initial Credit Extension........................................................  71
 5.1.1.  Resolutions, etc................................................................  71
 5.1.2.  Delivery of Notes...............................................................  71
 5.1.3.  Subsidiary Guaranty.............................................................  71
 5.1.4.  Pledge Agreements, etc..........................................................  71
 5.1.5.  UCC Filing Service..............................................................  73
 5.1.6.  Opinions of Counsel.............................................................  73
 5.1.7.  Reliance Letters................................................................  73
 5.1.8.  Solvency, etc...................................................................  73
 5.1.9.  Closing Date Certificate........................................................  74
5.1.10.  Transaction Documents...........................................................  74
5.1.11.  Consummation of Transaction.....................................................  74
5.1.12.  Financial Information, etc......................................................  74
5.1.13.  Payment of Outstanding Indebtedness, etc........................................  74
5.1.14.  Litigation......................................................................  75
5.1.15.  Insurance.......................................................................  75
5.1.16.  Closing Fees, Expenses, etc.....................................................  75
5.1.17.  Closing Date Leverage Ratio.....................................................  75
5.1.18.  Satisfactory Legal Form.........................................................  75

   5.2.  All Credit Extensions...........................................................  75
 5.2.1.  Compliance with Warranties, No Default, etc.....................................  75
 5.2.2.  Credit Extension Request........................................................  76

                    ARTICLE VIREPRESENTATIONS AND WARRANTIES

 6.1.  Organization, etc.................................................................  76
 6.2.  Due Authorization, Non-Contravention, etc.........................................  76
 6.3.  Government Approval, Regulation, etc..............................................  77
 6.4.  Validity, etc.....................................................................  77
 6.5.  Financial Information.............................................................  77
 6.6.  No Material Adverse Change........................................................  77
 6.7.  Litigation, etc...................................................................  78
 6.8.  Subsidiaries......................................................................  78
 6.9.  Ownership of Properties...........................................................  78
6.10.  Taxes.............................................................................  78
6.11.  Pension and Welfare Plans.........................................................  78
6.12.  Environmental Matters.............................................................  79
6.13.  Regulations U and X...............................................................  80
6.14.  Accuracy of Information...........................................................  80
6.15.  Solvency..........................................................................  80

                              ARTICLE VIICOVENANTS

   7.1.  Affirmative Covenants...........................................................   80
 7.1.1.  Financial Information, Reports, Notices, etc....................................   81
 7.1.2.  Compliance with Laws, etc.......................................................   82
 7.1.3.  Maintenance of Properties.......................................................   83
 7.1.4.  Insurance.......................................................................   83
 7.1.5.  Books and Records...............................................................   83
 7.1.6.  Environmental Covenant..........................................................   84
 7.1.7.  Future Subsidiaries.............................................................   84
 7.1.8.  Future Acquisitions of Leased, Real or Other Property...........................   85
 7.1.9.  Use of Proceeds, etc............................................................   86
7.1.10.  Hedging Obligations.............................................................   87
7.1.11.  Intellectual Property...........................................................   87
7.1.12.  Mortgages.......................................................................   87
7.1.13.  Post-Closing Pledges............................................................   88
7.1.14.  Material Subsidiaries...........................................................   88
   7.2.  Negative Covenants..............................................................   88
 7.2.1.  Business Activities.............................................................   88
 7.2.2.  Indebtedness....................................................................   88
 7.2.3.  Liens...........................................................................   90



 7.2.4.  Financial Covenants.............................................................   93
 7.2.5.  Investments.....................................................................   94
 7.2.6.  Restricted Payments, etc........................................................   96
 7.2.7.  Capital Expenditures, etc.......................................................   98
 7.2.8.  Consolidation, Merger, etc......................................................   99
 7.2.9.  Asset Dispositions, etc.........................................................  100
7.2.10.  Modification of Certain Agreements..............................................  101
7.2.11.  Transactions with Affiliates....................................................  101
7.2.12.  Negative Pledges, Restrictive Agreements, etc...................................  102
7.2.13.  Securities of Subsidiaries......................................................  102
7.2.14.  Sale and Leaseback..............................................................  102
7.2.15.  Designation of Senior Indebtedness..............................................  103

                         ARTICLE VIIIEVENTS OF DEFAULT

   8.1.  Listing of Events of Default....................................................  103
 8.1.1.  Non-Payment of Obligations......................................................  103
 8.1.2.  Breach of Warranty..............................................................  103
 8.1.3.  Non-Performance of Certain Covenants and Obligations............................  103
 8.1.4.  Non-Performance of Other Covenants and Obligations..............................  103
 8.1.5.  Default on Other Indebtedness...................................................  103
 8.1.6.  Judgments.......................................................................  104
 8.1.7.  Pension Plans...................................................................  104
 8.1.8.  Change in Control...............................................................  104
 8.1.9.  Bankruptcy, Insolvency, etc.....................................................  104
8.1.10.  Impairment of Security, etc.....................................................  105
8.1.11.  Subordinated Notes..............................................................  105
   8.2.  Action if Bankruptcy, etc.......................................................  105
   8.3.  Action if Other Event of Default................................................  106

                              ARTICLE IXTHE AGENTS

9.1.  Actions............................................................................  106
9.2.  Funding Reliance, etc..............................................................  107
9.3.  Exculpation; Notice of Default.....................................................  107
9.4.  Successor..........................................................................  108
9.5.  Credit Extensions by each Agent....................................................  108
9.6.  Credit Decisions...................................................................  108
9.7.  Copies, etc........................................................................  109
9.8.  The Syndication Agent and the Administrative Agent.................................  109
9.9.  Documentation Agent................................................................  109


                        ARTICLE XMISCELLANEOUS PROVISIONS

10.1.     Waivers, Amendments, etc.......................................................  109
10.2.     Notices........................................................................  111
10.3.     Payment of Costs and Expenses..................................................  111
10.4.     Indemnification................................................................  112
10.5.     Survival.......................................................................  114
10.6.     Severability...................................................................  114
10.7.     Headings.......................................................................  114
10.8.     Execution in Counterparts; Effectiveness.......................................  114
10.9.     Governing Law; Entire Agreement................................................  114
10.10.    Successors and Assigns.........................................................  115
10.11.    Sale and Transfer of Loans and Commitments;
          Participations in Loans........................................................  115
10.11.1.  Assignments....................................................................  115
10.11.2.  Participations.................................................................  118
10.12.    Other Transactions.............................................................  119
10.13.    Forum Selection and Consent to Jurisdiction....................................  119
10.14.    Waiver of Jury Trial...........................................................  120
10.15.    Confidentiality................................................................  120


SCHEDULE I        -     Disclosure Schedule
SCHEDULE II       -     Percentages and Administrative Information

EXHIBIT A-1       -     Form of Revolving Note
EXHIBIT A-2       -     Form of Term-A Note
EXHIBIT A-3       -     Form of Term-B Note
EXHIBIT A-4       -     Form of Swing Line Note
EXHIBIT B-1       -     Form of Borrowing Request
EXHIBIT B-2       -     Form of Issuance Request
EXHIBIT C         -     Form of Continuation/Conversion Notice
EXHIBIT D         -     Form of Closing Date Certificate
EXHIBIT E         -     Form of Compliance Certificate
EXHIBIT F         -     Form of Solvency Certificate
EXHIBIT G-1       -     Form of AHC Guaranty and Pledge Agreement
EXHIBIT G-2       -     Form of Holdco Guaranty and Pledge Agreement
EXHIBIT G-3       -     Form of Borrower Pledge and Security Agreement
EXHIBIT G-4       -     Form of Subsidiary Pledge and Security Agreement
EXHIBIT H         -     Form of Subsidiary Guaranty
EXHIBIT I         -     Form of Lender Assignment Agreement
EXHIBIT J         -     Form of Subordination Provisions

                                 CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of October 11, 2000, is among ADVANSTAR COMMUNICATIONS INC., a New York corporation (the "Borrower"), the various
                                                  --------
financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as lead arranger and sole book
 -------                                ---
runner (in such capacity, the "Lead Arranger") and as syndication agent (in such
                               -------------
capacity, the "Syndication Agent") for the Lenders, FLEET NATIONAL BANK
               -----------------
("Fleet"), as administrative agent (in such capacity, the "Administrative
  -----                                                    --------------
Agent", and collectively with the Syndication Agent, the "Agents") for the
-----                                                     ------
Lenders, and DLJ CAPITAL FUNDING, INC., as documentation agent (in such capacity, the "Documentation Agent") for the Lenders.
               -------------------

                              W I T N E S S E T H:

     WHEREAS, DLJ Merchant Banking Partners III, L.P., and certain affiliated investment funds (collectively, the "DLJMB Entities"), own all of the issued and
                                     --------------
outstanding Capital Stock of Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), a newly-formed Delaware corporation ("AHC"), and AHC owns
                                                          ---
all of the issued and outstanding Capital Stock of Junior Jetman Corp., a Delaware corporation ("MergerSub").
                       ---------

     WHEREAS, the DLJMB Entities intend to acquire Advanstar, Inc., a Delaware corporation ("Holdco"), pursuant to a transaction in which, among other things,
              ------
MergerSub will be merged (the "Merger") with and into Holdco, pursuant to the
                               ------
Agreement and Plan of Merger, dated as of August 14, 2000 (the "Merger
                                                                ------
Agreement"), among AHC, MergerSub, Holdco and AHI Advanstar LLC, a Delaware
---------
limited liability company and sole shareholder of Holdco, with Holdco being the surviving Person of the Merger;

     WHEREAS, after giving effect to the Merger, the Borrower will continue to be a Wholly-Owned Subsidiary of Holdco;

     WHEREAS, in connection with the Merger, and pursuant to the Transaction Documents, the following capital-raising transactions will occur prior to or contemporaneously with the Closing Date:

          (a)  Holdco will issue (the "Holdco Discount Debenture Issuance")
                                       ----------------------------------
     senior discount debentures (the "Holdco Discount Debentures") pursuant to
                                      --------------------------
     the Holdco Discount Debenture Indenture for gross proceeds of not less than $50,000,000;

          (b)  AHC will issue (the "Warrant Issuance") to the purchasers of the
                                    ----------------
     Holdco Discount Debentures warrants (the "Warrants") to purchase common
                                               --------
     stock of AHC; and

          (c)  AHC will issue (the "Equity Issuance") its Capital Stock to the
                                    ---------------
     DLJMB Entities for gross cash proceeds of at least $296,500,000 (less the amount of the Rollover Equity, if any) which will be applied by AHC and MergerSub to consummate the Merger and the Refinancing (as defined below);

     WHEREAS, in connection with the Transaction (as defined below), the Borrower will repay (the "Refinancing") substantially all of its outstanding
                          -----------
Indebtedness other than its 9 1/4% senior subordinated notes due 2008 in an aggregate principal amount of $150,000,000 (the "Existing Senior Subordinated
                                                 ----------------------------
Notes") and will make an offer (the "Existing Senior Subordinated Notes
-----                                ----------------------------------
Redemption Offer") to redeem the Existing Senior Subordinated Notes at a
----------------
redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon;

     WHEREAS, in connection with the Transaction, the Borrower will pay a dividend (the "Borrower Closing Date Dividend", and together with the Merger,
               ------------------------------
the Holdco Discount Debenture Issuance, the Warrant Issuance, the Equity Issuance, the Refinancing and all transactions related thereto, including those described in the recitals hereto, collectively referred to herein as the "Transaction") in an amount equal to the sum of the merger consideration to be
 -----------
paid by Holdco in connection with the Merger and the fees and expenses to be paid by Holdco in connection with the Transaction less the net proceeds received by Holdco from the Holdco Discount Debenture Issuance;

     WHEREAS, in connection with the Transaction and the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower desires to obtain the following financing facilities from the Lenders:

          (a) a Term-A Loan Commitment and a Term-B Loan Commitment pursuant to which Borrowings of Term Loans, in a maximum original principal amount equal to the Term-A Loan Commitment Amount (in the case of Term-A Loans) and the Term-B Loan Commitment Amount (in the case of Term-B Loans), will be made to the Borrower on the Closing Date;

          (b) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed the Revolving Loan Commitment Amount, will be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

          (c) a Letter of Credit Commitment pursuant to which Letters of Credit will be issued, in a maximum aggregate Stated Amount at any one time outstanding not to exceed the Letter of Credit Commitment Amount, for the account of the Borrower and its

     Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; and

          (d) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed the Swing Line Loan Commitment Amount will be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make the Loans and issue (or participate in) Letters of Credit for the account of the Borrower and its Subsidiaries;

     NOW, THEREFORE, the parties hereto agree as follows.


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

  SECTION I.1.  Defined Terms.  The following terms (whether or not underscored)
                -------------
when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Additional Term-A Loan" is defined in clause (b) of Section 2.1.1.
      ----------------------                ----------    -------------

     "Additional Term-A Loan Commitment" is defined in Section 2.2.2.
      ---------------------------------                -------------

     "Additional Term-A Loan Commitment Amount" is defined in Section 2.2.2.
      ----------------------------------------                -------------

     "Additional Term-A Loan Commitment Termination Date" means, with respect to
      --------------------------------------------------
any Additional Term-A Loan Commitment, the earliest of (a) any date agreed by the Borrower, the Lender providing such Additional Term-A Loan Commitment and the other Lenders providing related Additional Term-A Loan Commitments, (b) the date upon which Additional Term-A Loans in an aggregate principal amount equal to the related Additional Term-A Loan Commitment Amount shall have been made (immediately after the making of such Additional Term-A Loans on such date) and
(c) the date on which any Commitment Termination Event occurs.

     "Additional Term-B Loan" is defined in clause (d) of Section 2.1.1.
      ----------------------                ----------    -------------

     "Additional Term-B Loan Commitment" is defined in Section 2.2.2.
      ---------------------------------                -------------

     "Additional Term-B Loan Commitment Amount" is defined in Section 2.2.2.
      ----------------------------------------                -------------

     "Additional Term-B Loan Commitment Termination Date" means, with respect to
      --------------------------------------------------
any Additional Term-B Loan Commitment, the earliest of (a) any date agreed by the Borrower, the Lender providing such Additional Term-B Loan Commitment and the other Lenders providing related Additional Term-B Loan Commitments, (b) the date upon which Additional Term-B Loans in an aggregate principal amount equal to the related Additional Term-B Loan Commitment Amount shall have been made (immediately after the making of such Additional Term-B Loans on such date) and
(c) the date on which any Commitment Termination Event occurs.

     "Additional Term Loan Commitment" means an Additional Term-A Loan
      -------------------------------
Commitment or an Additional Term-B Loan Commitment.

     "Additional Term Loan Commitment Amount" means an Additional Term-A Loan
      --------------------------------------
Commitment Amount or an Additional Term-B Loan Commitment Amount.

     "Additional Term Loan Commitment Termination Date" mean an Additional Term-
      ------------------------------------------------
A Loan Commitment Termination Date or an Additional Term-B Loan Commitment Termination Date.

     "Additional Term Loans" means, collectively, Additional Term-A Loans and
      ---------------------
Additional Term-B Loans.

     "Administrative Agent" is defined in the preamble and includes each other
      --------------------                    --------
Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.
                  -----------

     "Administrative Agent Fee Letter" means the confidential fee letter, dated
      -------------------------------
as of the date hereof, between the Borrower and the Administrative Agent.

     "Advanstar.com" means Advanstar.com, Inc., a Delaware corporation.
      -------------

     "Advanstar IH" means Advanstar IH, Inc., a Delaware corporation.
      ------------

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agents" means, collectively, the Administrative Agent and the Syndication
      ------
Agent.

     "Agreement" means, on any date, this Credit Agreement as originally in
      ---------
effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "AHC" is defined in the first recital.
      ---                    -------------

     "AHC Guaranty and Pledge Agreement" means the Guaranty and Pledge Agreement
      ---------------------------------
executed and delivered by an Authorized Officer of AHC pursuant to the terms hereof, substantially in the form of Exhibit G-1 hereto, as amended,
                                     -----------
supplemented, amended and restated or otherwise modified from time to time.

     "Alternate Base Rate" means, for any day and with respect to all Base Rate
      -------------------
Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the Prime Rate of interest in effect for such day as most recently publicly announced by the Administrative Agent in Boston, Massachusetts. Any change in the Prime Rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

     "Annualized" means (a) with respect to the end of the first Fiscal Quarter
      ----------
of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (b) with respect to the second Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (c) with respect to the third Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

     "Applicable Commitment Fee" means, (a) for each day from the Closing Date
      -------------------------
through (but excluding) the date upon which the Compliance Certificate for the second Fiscal Quarter ending after the Closing Date is delivered or required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c)
                                                                     ----------
of Section 7.1.1, a fee which shall accrue at a rate of (x) 1.25% per annum for
   -------------
each day for which the Revolving Loan Utilization is less than or equal to 33%,
(y) 0.875% per annum for each day for which the Revolving Loan Utilization is greater than 33% and less than or equal to 67% and (z) 0.500% per annum for each day for which the Revolving Loan Utilization is greater than 67%, and (b) for each day thereafter, a fee which shall accrue at the applicable rate per annum set forth below under Applicable Commitment Fee (x) for each day for which the Leverage Ratio is greater than or equal to 3.50:1, in column I, and (y) for each day for which the Leverage Ratio is less than 3.50:1, in column II, in each case determined by reference to the Revolving Loan Utilization for such day referred to below:

          REVOLVING LOAN UTILIZATION                 APPLICABLE COMMITMENT FEE
          --------------------------                 -------------------------
                                                          I            II
                                                          -            --
                 (Pounds) 33%                           1.250%       0.875%

            (Pounds)67% and > 33%                       0.875%       0.625%

                    > 67%                               0.500%       0.375%

     The Leverage Ratio used to compute the Applicable Commitment Fee for any day referred to in clause (b) above shall be the Leverage Ratio set forth in the
                   ----------
Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section
                                                         ----------    -------
7.1.1.  Changes in the Applicable Commitment Fee resulting from a change in the
-----
Leverage Ratio shall become effective on the first day following delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance
----------    -------------
Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any
                     ----------    -------------
grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to and including the date the Borrower delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above. Notwithstanding the foregoing, the Borrower may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a written estimate (the "Leverage Ratio Estimate") setting forth the Borrower's good faith estimate of
 -----------------------
the Leverage Ratio (based on calculations contained in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to clause
                                                                        ------
(c) of Section 7.1.1.  In the event that the Leverage Ratio Estimate indicates
---    -------------
that there would be a change in the Applicable Commitment Fee resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Commitment Fee which is greater than the Applicable Commitment Fee theretofore in effect, then (A) such greater Applicable Commitment Fee shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if the Borrower shall have theretofore made any payment of commitment fees in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, the Borrower shall pay as a supplemental payment of commitment fees, an amount which equals the difference between the amount of commitment fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such commitment fees actually so paid.

     "Applicable Margin" means at all times during the applicable periods set
      -----------------
forth below,

          (a) with respect to the unpaid principal amount of each Term-B Loan maintained as a (i) Base Rate Loan, 2.25% per annum and (ii) LIBO Rate Loan, 3.50% per annum;

          (b) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second Fiscal Quarter ending after the Closing Date is delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid
                 ----------    -------------
     principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan and Term-A Loan maintained as a Base Rate Loan, 1.75% per annum, and (ii) Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, 3.00% per annum; and

          (c) at all times after the date of delivery of the Compliance Certificate described in clause (b) above, with respect to the unpaid
                              ----------
     principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan and Term-A Loan maintained as a Base Rate Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", and (ii) Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans".

           LEVERAGE RATIO                     Applicable                 APPLICABLE
           --------------                   MARGIN FOR BASE            MARGIN FOR LIBO
                                              Rate Loans                 Rate Loans
                                              ----------                 ----------

         greater than 5.0:1                      1.75%                      3.00%

   greater than 4.5:1 and less than or
           equal to 5.0:1                        1.50%                      2.75%

   greater than 4.0:1 and less than or
           equal to 4.5:1                        1.25%                      2.50%

   greater than 3.5:1 and less than or
           equal to 4.0:1                        0.75%                      2.00%

           less than 3.5:1
                                                 0.50%                      1.75%

     The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans for any day referred to in clause (c)
                                                                   ----------
above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1. Changes in the Applicable
                     ----------    -------------
Margin for Swing Line Loans, Revolving Loans and Term-A Loans resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail
                        ----------    -------------
to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without
                                           ----------    -------------
giving effect to any grace period), the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to the date the Borrower delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans set forth above. Notwithstanding the foregoing, the Borrower may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a Leverage Ratio Estimate setting forth the Borrower's good faith estimate of the Leverage Ratio (based on calculations set forth in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1. In the event that the Leverage Ratio
            ----------    -------------
Estimate indicates that there would be a change in the Applicable Margin resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Margin which is greater than the Applicable Margin theretofore in effect, then (A) such greater Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if the Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans, Revolving Loans or Term-A Loans, or of letter of credit fees pursuant to clause
                                                                         ------
(i) of the first sentence of Section 3.3.3, in any such case in respect of the
---                          -------------
period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, the Borrower shall pay as a supplemental payment of interest and/or letter of credit fees, an amount which equals the difference between the amount of interest and letter of credit fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and letter of credit fees actually so paid.

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Assignor Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Assumed Indebtedness" means Indebtedness of a Person which is (a) in
      --------------------
existence at the time such Person becomes a Restricted Subsidiary or (b) is assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary.

     "Authorized Officer" means, relative to any Obligor, those of its officers
      ------------------
whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.
                                  -------------

     "Base Financial Statements" is defined in clause (a) of Section 5.1.12.
      -------------------------                ----------    --------------

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate
      --------------
determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Closing Date Dividend" is defined in the sixth recital.
      ------------------------------                    -------------

     "Borrower Pledge and Security Agreement" means the Pledge and Security
      --------------------------------------
Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to the terms hereof, substantially in the form of Exhibit G-3 hereto,
                                                           -----------
together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Borrowing" means Loans of the same type and, in the case of LIBO Rate
      ---------
Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.
-----------

     "Borrowing Request" means a loan request and certificate duly executed by
      -----------------
an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1
                                                                    -----------
hereto.

     "Bridge Notes" means senior unsecured subordinated increasing rate bridge
      ------------
notes of the Borrower that either (a) (i) have representations and warranties, covenants and events of default no less favorable to the Borrower than those applicable hereunder (exclusive of Section 7.2.4 hereof and the provisions
                                   -------------
hereof relating to the Collateral), (ii) are subordinated to the Obligations pursuant to subordination provisions substantially similar to the provisions set forth in Exhibit J hereto and (iii) have other conditions, terms and provisions
         ---------
substantially as set forth with respect to the "Bridge Notes" (as defined in the Bridge Note Commitment Letter) in the Bridge Note Commitment Letter or (b) have other terms and conditions reasonably satisfactory to the Agents; provided,
                                                                  --------
however, that the aggregate principal amount of the Bridge Notes shall not
-------
exceed the refinancing, repayment or redemption price or defeasance cost of the Existing Senior Subordinated Notes refinanced, repaid, redeemed or defeased with the proceeds thereof, all accrued interest and premium paid on such Existing Senior Subordinated Notes in connection with any such redemption or defeasance and all fees and expenses incurred in connection with any of the foregoing.

     "Bridge Notes Commitment Letter" means the commitment letter dated August
      ------------------------------
14, 2000 between AHC and DLJ Bridge Finance, Inc.

     "Business Day" means any day which is neither a Saturday or Sunday nor a
      ------------
legal holiday on which banks are authorized or required to be closed in New York City or Boston, Massachusetts, and, with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means for any period, the sum, without duplication,
      --------------------
of (a) the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and
(b) the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Borrower and its Restricted Subsidiaries; provided, however, that Capital Expenditures shall not include (i)
              --------  -------
any such expenditures or any such principal component funded with (A) any Casualty Proceeds, as permitted under clause (e) of Section 3.1.1, or (B) any
                                      ----------    -------------
Net Disposition Proceeds of any asset sale permitted under clause (c) of Section
                                                           ----------    -------
7.2.9 or any asset sale of obsolete or worn out equipment permitted under clause
-----                                                                     ------
(a)(i) of Section 7.2.9 or (ii) any Investment made under Section 7.2.5 (other
------    -------------                                   -------------
than pursuant to clause (d) thereof).
                 ----------

     "Capital Stock" means, (a) in the case of a corporation, any and all
      -------------
capital or corporate stock, including shares of preferred or preference stock of such corporation, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate or capital stock, (c) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that Earn-outs shall not constitute Capital Stock.
--------  -------

     "Capitalized Lease Liabilities" means all monetary obligations of the
      -----------------------------
Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Collateralize" means, with respect to a Letter of Credit, the deposit
      ------------------
of immediately available funds, in the currency in which such Letter of Credit is denominated, into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

     "Cash Equivalent Investment" means, at any time:
      --------------------------

          (a) any evidence of Indebtedness, maturing (except in the case of any such Indebtedness acquired in connection with the defeasance (including legal defeasance and covenant defeasance) of Existing Senior Subordinated Notes permitted hereunder) not more than one year after such time, issued directly by the United States or any agency thereof or guaranteed by the United States or any agency thereof;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by S&P or P-l by Moody's and not issued by an Affiliate of any Obligor, or (ii) issued by any Lender (or its holding company);

          (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

          (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

          (e) repurchase agreements which (i) are entered into with any Person referred to in clause (b) or (c) above or any other financial institution
                    ----------    ---
     whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time, and (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above;
                    ----------
          (f) any money market or similar fund not less than 95% of the assets of which are comprised of any of the items specified in clauses (a) through
                                                             -----------
     (e) above and as to which withdrawals are permitted at least every 90 days;
     ---
     or

          (g) in the case of any Restricted Subsidiary organized or having a material place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has a material place of business which are similar to the items specified in clauses (a) through (f) above.
                        -----------         ---

     "Casualty Event" means the damage, destruction or condemnation, as the case
      --------------
may be, of any property of the Borrower or any of its Restricted Subsidiaries.

     "Casualty Proceeds" means, with respect to any Casualty Event, the amount
      -----------------
of any insurance proceeds or condemnation awards received by the Borrower or any Restricted Subsidiary in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien (a) is permitted by Section 7.2.3 and (b) has priority over the Liens securing the
                -------------
Obligations.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Change in Control" means (a) the failure of Holdco (or, following a
      -----------------
liquidation, dissolution, merger or consolidation permitted under clause (b) of
Section 5.9 of the Holdco Guaranty and Pledge Agreement, AHC) at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses (b), (d) and (g) of Section 7.2.3), all right,
                         -----------  ---     ---    --------------
title and interest in 100% of the Voting Stock of the Borrower; (b) except pursuant to a liquidation, dissolution, merger or consolidation permitted under clause (b) of Section 5.9 of the AHC Guaranty and Pledge Agreement, the failure of AHC at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses (b), (d) and (g) of
                                                 -----------  ---     ---
Section 7.2.3), all right, title and interest in 100% of the Voting Stock of
--------------
Holdco; or (c) the failure of the DLJMB Entities, their Affiliates and members of management of the Borrower and the Restricted Subsidiaries, in the aggregate at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clause (d) or (g) of Section 7.2.3)
                                            ----------    ---    --------------
all right, title and interest in at least 51% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of AHC.

     "Charter Document" means, relative to any Obligor, its certificate of
      ----------------
incorporation, its by-laws or other constituent documents and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

     "Closing Date" means the date of the initial Credit Extension, not to be
      ------------
later than November 30, 2000.

     "Closing Date Certificate" means a certificate of an Authorized Officer of
      ------------------------
the Borrower substantially in the form of Exhibit D hereto, delivered pursuant
                                          ---------
to the terms hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commitment" means, as the context may require, (a) a Lender's Initial
      ----------
Term-A Loan Commitment, Initial Term-B Loan Commitment, Additional Term-A Loan Commitment, Additional Term-B Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment or (b) the Swing Line Lender's Swing Line Loan Commitment.

     "Commitment Amount" means, as the context may require, the Initial Term-A
      -----------------
Loan Commitment Amount, the Initial Term-B Loan Commitment Amount, any Additional Term-A Loan Commitment Amount, any Additional Term-B Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

     "Commitment Letter" means the commitment letter, dated August 14, 2000,
      -----------------
from DLJ to AHC, including all annexes and exhibits thereto.

     "Commitment Termination Date" means, as the context may require, the
      ---------------------------
Revolving Loan Commitment Termination Date or any Term Loan Commitment Termination Date.

     "Commitment Termination Event" means (a) the occurrence of any Event of
      ----------------------------
Default described in clauses (b) through (d) of Section 8.1.9 with respect to
                     -----------         ---    -------------
any Obligor (other than Subsidiaries that are not Material Subsidiaries) or (b) the occurrence and continuance of any other Event of Default and either (A) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (B)
                                                           -----------
in the absence of such declaration, the giving of notice to the Borrower by the Administrative Agent, acting at the direction of the Required Lenders, that the Commitments have been terminated.

     "Compliance Certificate" means a certificate duly completed and executed by
      ----------------------
an Authorized Officer that is the president, the chief executive officer or the chief financial or accounting officer of the Borrower, substantially in the form of Exhibit E hereto.
   ---------

     "Consolidated JV" is defined in the definition of "Subsidiary".
      ---------------

     "Contingent Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA, or for purposes of Section 412 of the Code, Section 414(m) or Section 414(o) of the Code.

     "Credit Extension" means, as the context may require, (a) the making of a
      ----------------
Loan by a Lender, or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

     "Current Assets" means, on any date, all assets which, in accordance with
      --------------
GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

     "Current Liabilities" means, on any date, all amounts which, in accordance
      -------------------
with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding current maturities of Indebtedness.

     "Debt" means the outstanding principal amount of all Indebtedness of the
      ----
Borrower and its Restricted Subsidiaries that (i) is of the type referred to in clause (a) (provided, however, that any Earn-outs included in Indebtedness under
----------  --------  -------
such clause (a) shall be included as "Debt" at the after-tax amount thereof),
     ----------
clause (b) (other than undrawn commercial letters of credit and undrawn letters
----------
of credit in respect of workers' compensation, insurance, performance and surety bonds and similar obligations, in each case incurred in the ordinary course of business) and clause (c), in each case of the definition of "Indebtedness", and
              ----------
(ii) any Contingent Liability in respect of any of the foregoing types of Indebtedness.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

     "Disbursement" is defined in Section 2.6.2.
      ------------                -------------

     "Disbursement Date" is defined in Section 2.6.2.
      -----------------                -------------

     "Disbursement Due Date" is defined in Section 2.6.2.
      ---------------------                -------------

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
      -------------------
Schedule I, as it may be amended, supplemented or otherwise modified from time
----------
to time by the Borrower with the written consent of the Required Lenders.

     "Disposition" (or similar words such as "Dispose") means any sale, transfer
      -----------
or other conveyance (including by way of merger) of any of the Borrower's or its Subsidiaries' assets (including accounts receivable and Capital Stock of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of transactions.

     "DLJ" is defined in the preamble.
      ---                    --------

     "DLJMB Entities" is defined in the first recital.
      --------------                    -------------

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollar" and the sign "$" mean lawful money of the United States.
      ------                -

     "Earn-outs" means any obligations of the Borrower or any of its Restricted
      ---------
Subsidiaries to pay any amounts constituting the payment of deferred purchase price with respect to any acquisition of a business (whether through the purchase of assets or Capital Stock), the amount of which payments is calculated on the basis of, or by reference to, the bona fide financial or other operating performance of such business or specified portion thereof or any other similar arrangement.

     "EBITDA" means, for any applicable period, subject to clause (b) of Section
      ------                                               ----------    -------
1.4, the sum for the Borrower and its Restricted Subsidiaries on a consolidated
---
basis of

          (a)  Net Income;

plus
----

          (b) the amount deducted in determining Net Income for such period representing non-cash charges or expenses, including depreciation, amortization, non-cash periodic post-retirement benefits and non-cash expenses related to employee stock options and stock incentive plans (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months);

plus
----

          (c) the amount deducted in determining Net Income for such period representing income taxes (whether paid or deferred);

plus
----

          (d) the amount deducted in determining Net Income for such period representing interest expense and Transaction Payments;

minus
-----

          (e)  Restricted Payments of the type referred to in clause (c)(i) of
                                                              -------------
     Section 7.2.6 made during such period.
     -------------

     "Eligible Institution" means a financial institution that has combined
      --------------------
capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose long-term certificate of deposit or long-term senior unsecured debt is rated "BBB" or higher by S&P and "Baa2" or higher by Moody's or an equivalent or higher rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment or the effect of the environment on human health and safety.

     "Equity Issuance" is defined in clause (c) of the fourth recital.
      ---------------                ----------        --------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Excess Cash Flow" means, for any Fiscal Year, the excess (if any), of
      ----------------

          (a)  EBITDA for such Fiscal Year;

over
----

          (b)  the sum (for such Fiscal Year) of

               (i) the cash portion of interest expense (net of interest income) and Transaction Payments for such Fiscal Year;

     plus
     ----

               (ii) scheduled payments of the principal amount of the Term Loans, scheduled payments and optional and mandatory prepayments of the principal of any other funded Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of Revolving Loans pursuant to clause (f) of
                                      ----------

          Section 3.1.1 in connection with a permanent reduction of the
          -------------
          Revolving Loan Commitment Amount, in each case to the extent actually made, and for such Fiscal Year;


     plus
     ----

               (iii) all federal, state and foreign income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries for such Fiscal Year;

     plus
     ----

               (iv) Capital Expenditures actually made during such Fiscal Year pursuant to clause (a) of Section 7.2.7 (excluding Capital
                      ----------    -------------
          Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (c) of
                                                               ----------
          Section 7.2.2 to finance the acquisition of assets permitted to be
          -------------
          acquired pursuant to Section 7.2.7);
                               -------------

     plus
     ----

               (v) the amount of the net increase, if any, of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of the Borrower and its Restricted Subsidiaries for such Fiscal Year;

     plus
     ----

               (vi) Investments permitted and actually made, in cash, pursuant to clause (d), (k), (n), (p) or (q) of Section 7.2.5 during such
             ----------  ---  ---  ---    ---    -------------
          Fiscal Year (excluding Investments financed with the proceeds of any issuance of Capital Stock or Indebtedness other than Loans);

     plus
     ----

               (vii)  Restricted Payments of the type described in clauses
                                                                   -------
          (c)(ii) and (c)(iii) of Section 7.2.6 made for such Fiscal Year;
          -------     --------    -------------
     plus
     ----

               (viii) to the extent not deducted in determining EBITDA for such Fiscal Year, amounts paid in cash in respect of periodic post-retirement benefits (whether or not previously accrued) of the Borrower and the Restricted Subsidiaries for such Fiscal Year;

     plus
     ----

               (ix) amounts paid in cash in respect of any extraordinary or non-recurring items for the Borrower and the Restricted Subsidiaries for such Fiscal Year;

     plus
     ----

               (x) to the extent not deducted in determining EBITDA for such Fiscal Year, amounts paid in cash in respect of long-term liabilities (other than the Obligations and other funded Debt) of the Borrower and the Restricted Subsidiaries for such Fiscal Year;

     plus
     ----

               (xi) the cash portion of any Investment Return Proceeds received during such Fiscal Year and not required to be applied to mandatorily prepay the Loans pursuant to clause (c) of Section 3.1.1.
                                       ----------    -------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Equity Proceeds" means any proceeds received by AHC, Holdco, the
      ------------------------
Borrower or any of their respective Subsidiaries from the sale or issuance by such Person of its Capital Stock or any warrants or options in respect of any such Capital Stock or the exercise of any such warrants or options, in each case pursuant to any such sale, issuance or exercise constituting or resulting from
(a) capital contributions to, or Capital Stock issuances by, AHC, Holdco, the Borrower or any of their respective Subsidiaries (exclusive of any such contribution or issuance resulting from a Public Offering or a widely distributed private offering exempted from the registration requirements of
Section 5 of the Securities Act of 1933, as amended), (b) any subscription agreement, option plan, incentive plan or similar arrangement with any officer, employee or director of such Person or any of its Subsidiaries, (c) any loan made by AHC, Holdco, the Borrower or any of their respective Subsidiaries pursuant to clause (g) of Section 7.2.5, (d) the sale of any Capital Stock of
            ----------    -------------
AHC to any officer, director or employee described in clause (b) above;
                                                      ----------
provided, however, such proceeds do not exceed $15,000,000 in the aggregate, (e)
--------  -------
the exercise of any options or warrants issued to any officer, employee or director pursuant to any agreement, plan or arrangement described in clause (b)
                                                                     ----------
above or (f) the exercise of any Warrants.


     "Exempted Foreign Intercompany Transactions" means with respect to
      ------------------------------------------
intercompany Investments or Indebtedness made or incurred by the Borrower or any Subsidiary Guarantor, any such Investments or Indebtedness (a) into which any Indebtedness or Investment of any Foreign Subsidiary owing to the Borrower or any Subsidiary Guarantor that was outstanding on the Closing Date was converted,
(b) made as part of, or to finance, any acquisition permitted hereunder, (c) outstanding on the Closing Date or (d) consisting of transfers of inventory or other assets in the ordinary course of the Borrower's business.

     "Existing Senior Subordinated Notes" is defined in the fifth recital.
      ----------------------------------                    -------------

     "Existing Senior Subordinated Notes Indenture" means the Indenture, dated
      --------------------------------------------
as of April 30, 1998, between the Borrower and The Bank of New York, as trustee, pursuant to which the Existing Senior Subordinated Notes were issued, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.10.
                        --------------

     "Existing Senior Subordinated Notes Redemption Offer" is defined in the
      ---------------------------------------------------
fifth recital.
-------------

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated as of August 14,
      ----------
2000, from DLJ to AHC.

     "Filing Agent" is defined in Section 5.1.5.
      ------------                -------------

     "Filing Statement" means any UCC financing statement (Form UCC-1) or other
      ----------------
similar statement or UCC termination statement (Form UCC-3) required pursuant to the Loan Documents.

     "Fiscal Quarter" means any fiscal quarter of any Fiscal Year.
      --------------

     "Fiscal Year" means any twelve-month period ending on December 31 of any
      -----------
calendar year.

     "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter,
      ---------------------------
subject to clause (b) of Section 1.4, the ratio computed for the period
           ----------    -----------
consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

          (a)  EBITDA, for all such Fiscal Quarters;

to
--

          (b)  the sum (without duplication) of

               (i Capital Expenditures actually made during all such Fiscal Quarters pursuant to clause (a) of Section 7.2.7 (excluding (x)
                               ----------    -------------
          Capital Expenditures constituting Capitalized Lease Liabilities and
          (y) the principal component of any funded Debt incurred pursuant to clause (c) of Section 7.2.2 to finance such Capital Expenditures);
          ----------    -------------

     plus
     ----

               (ii   the cash portion of Interest Expense (net of interest
          income and exclusive of Interest Expense in respect of Existing Senior Subordinated Notes defeased (including legal defeasance and covenant defeasance) as permitted hereunder) for all such Fiscal Quarters; provided, however, that for the first three Fiscal Quarters ending
          --------  -------
          after the Closing Date, Interest Expense (other than Interest Expense (net of interest income earned on Cash Equivalent Investments made with the proceeds of New Senior Subordinated Notes) in respect of Existing Senior Subordinated Notes for the period after any New Senior Subordinated Notes are issued, except to the extent that the aggregate principal amount of Existing Senior Subordinated Notes (prior to the issuance of such New Senior Subordinated Notes) exceeds the aggregate principal amount of New Senior Subordinated Notes so issued) shall be determined on an Annualized basis;

     plus
     ----

               (iii   all scheduled payments of principal of the Term Loans and
          other funded Debt (including the principal portion of any Capitalized Lease Liabilities and any funded Debt of the type described in clause
                                                                         ------
          (i)(y) above, but excluding Existing Senior Subordinated Notes
          ------
          defeased (including legal defeasance and covenant defeasance) as permitted hereunder) made during all such Fiscal Quarters; provided,
                                                                     --------
          however, that for the first three Fiscal Quarters ending after the
          -------
          Closing Date, such payments shall be determined on an Annualized basis;

     plus
     ----

               (iv   all federal, state and foreign income taxes actually
          (without duplication) paid or payable in cash by the Borrower and its Restricted Subsidiaries and Restricted Payments made by the Borrower pursuant to clause (c)(ii) of Section 7.2.6 during such period.
                      --------------    -------------

     "Fleet" is defined in the preamble.
      -----                    --------
     "Foreign Pledge Agreement" means any supplemental pledge agreement governed
      ------------------------
by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Restricted Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Pledge Agreement).

     "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary.
      ------------------

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "Future Pledged Foreign Subsidiary" means a Restricted Subsidiary that is a
      ---------------------------------
direct Foreign Subsidiary of the Borrower or a U.S. Subsidiary and having, at any time of determination, total assets with a value of at least $3,000,000.

     "GAAP" is defined in Section 1.4.
      ----                -----------

     "Guarantor" means AHC, Holdco and each Subsidiary Guarantor.
      ---------

     "Hazardous Material" means
      ------------------

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law.

     "Hedging Obligations" means, with respect to any Person, all liabilities of
      -------------------
such Person under interest rate or currency swap agreements, interest or exchange rate cap agreements and interest or exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Holdco" is defined in the second recital.
      ------                    --------------

     "Holdco Discount Debentures" is defined in clause (a) of the fourth
      --------------------------                ----------        ------
recital.
-------

     "Holdco Discount Debenture Documents" means the Holdco Discount Debentures,
      -----------------------------------
the Holdco Discount Debenture Indenture and all other instruments, agreements or other documents evidencing or governing the Holdco Discount Debentures or pursuant to which the Holdco Discount Debentures are issued.

     "Holdco Discount Debenture Indenture" means the Indenture, if any, between
      -----------------------------------
Holdco and a trustee governing the Holdco Discount Debentures, substantially in the form attached to the Holdco Discount Debentures, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Holdco Discount Debentures Issuance" is defined in clause (a) of the
      -----------------------------------                ----------
fourth recital.
--------------

     "Holdco Guaranty and Pledge Agreement" means the Guaranty and Pledge
      ------------------------------------
Agreement executed and delivered by an Authorized Officer of Holdco pursuant to the terms hereof, substantially in the form of Exhibit G-2 hereto, as amended,
                                               -----------
supplemented, amended and restated or otherwise modified from time to time.

     "Impermissible Qualification" means, relative to the opinion or
      ---------------------------
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(a) which is of a "going concern" or similar nature, (b) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.
                                                          -------------

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to
                                      ------- -------
limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means:
      ------------

          (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of (i) deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business and (ii) Earn-outs (until such time as the obligation associated with the Earn-out is recorded as a liability on the balance sheet of the Borrower in accordance with GAAP)) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c)  all Capitalized Lease Liabilities;

          (d)  net liabilities of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d)
                                                        -----------         ---
     above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

          (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness); provided, however, that, notwithstanding the foregoing, the
                    --------  -------
Indebtedness of the Borrower or any Restricted Subsidiary shall only include the Indebtedness of a Joint Venture to the extent of the Borrower's or such Restricted Subsidiary's pro rata ownership of such Joint Venture.
                        --- ----

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 10.4.
      -------------------                ------------

     "Initial Term-A Loan Commitment" is defined in clause (a) of Section 2.1.1.
      ------------------------------                ----------    -------------

     "Initial Term-A Loan Commitment Amount" means $100,000,000.
      -------------------------------------

     "Initial Term-A Loan Commitment Termination Date" means the earliest of (a)
      -----------------------------------------------
November 30, 2000, if the Initial Term-A Loans have not been made on or prior to such date, (b) the Closing Date (immediately after the making of the Initial Term-A Loans on such date), and (c) the date on which any Commitment Termination Event occurs.

     "Initial Term-A Loan" is defined in clause (a) of Section 2.1.1.
      -------------------                ----------    -------------

     "Initial Term-B Loan Commitment" is defined in clause (c) of Section 2.1.1.
      ------------------------------                ----------    -------------

     "Initial Term-B Loan Commitment Amount" means $315,000,000.
      -------------------------------------

     "Initial Term-B Loan Commitment Termination Date" means the earliest of (a)
      -----------------------------------------------
November 30, 2000, if the Initial Term-B Loans have not been made on or prior to such date, (b) the Closing Date (immediately after the making of the Initial Term-B Loans on such date), and (c) the date on which any Commitment Termination Event occurs.

     "Initial Term-B Loan" is defined in clause (c) of Section 2.1.1.
      -------------------                ----------    -------------

     "Interest Expense" means, for any applicable period, the aggregate
      ----------------
consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs, plus the amount of dividends declared and actually paid by the Borrower to
----
Holdco to pay interest on the Holdco Discount Debentures.

     "Interest Period" means, as to any LIBO Rate Loan, the period commencing on
      ---------------
the Borrowing date of such Loan or on the date on which such Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if consented to by each applicable Lender, nine or twelve months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided, however, that:
                                --------  -------

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan;

          (d) no Interest Period applicable to a Term Loan of any Tranche or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans of such Tranche unless the aggregate principal amount of Term Loans of such Tranche represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

          (e) there shall be no more than ten Interest Periods in effect at any one time;

provided, further, that (i) for the period beginning on the Closing Date and
--------  -------
ending on the earlier of (x) 60 days after the Closing Date and (y) the date of completion of the primary syndication of this Agreement, as determined by the Syndication Agent, each Borrowing of Term Loans consisting of LIBO Rate Loans made on the Closing Date shall have an Interest Period of one week or shall end on the last Business Day of the calendar month following the month in which such Borrowing is made, and (ii) with respect to each Borrowing of Additional Term Loans of any Tranche, the initial Interest Period (or, if there shall be more than one Interest Period then in effect in respect of outstanding Term Loans of such Tranche, initial Interest Periods) in respect of the Loans constituting such Borrowing shall be the period (or periods) commencing on (and including) the Business Day on which such Borrowing is made and ending on (and including) the last day (or days) of the Interest Period (or Interest Periods) applicable to Term Loans of such Tranche then outstanding (with, if there is more than one Interest Period with respect to outstanding Term Loans of such Tranche then in effect, the aggregate principal amount of such Additional Term Loans with initial Interest Periods ending on the last day of each such Interest Period being in proportion to the aggregate principal amount of the outstanding Term Loans of such Tranche having Interest Periods ending on such day).

     "Investment" means, relative to any Person, (a) any loan or advance made by
      ----------
such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), and (b) any ownership or similar interest (in the nature of Capital Stock) held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

     "Investment Return Proceeds" is defined in clause (c) of Section 3.1.1.
      --------------------------                ----------    -------------

     "Investors' Agreement" means the Investors' Agreement, dated as of October
      --------------------
11, 2000 among AHC, the DLJMB Entities and certain other holders of the Capital Stock of AHC from time to time party thereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section
                                                                        -------
7.2.10.
------

     "Issuance Request" means a Letter of Credit request and certificate duly
      ----------------
executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.
-----------

     "Issuer" means the Administrative Agent in its capacity as issuer of
      ------
Letters of Credit and any Lender as may be designated by the Borrower (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of Letters of Credit.

     "Joint Venture" means (a) the ventures entered into pursuant to:  (i) two
      -------------
joint Venture Agreements, dated December 1995 and October 1, 1996, respectively, between the Borrower and Gartner Group, Inc., (ii) the Joint Venture Agreement, dated September 24, 1993, between the Borrower and Charles A. Pesko Ventures, Inc., (iii) the venture to jointly publish the TE&M Directory pursuant to an agreement, dated as of October 20, 1992, with Telecommunications Industry Association, (iv) the Agreement, dated February 9, 1998, between the Borrower and the Video Software Dealers Association, (v) the Agreement, dated February 18, 1998, between the Borrower and Wideband, Inc., (vi) the Agreement, dated February 3, 1994, between Men's Apparel Guild in California, Inc. and Fairchild Publications Division of Capital Cities Media, Inc., (vii) the undated Agreement between Teleprofessional, Incorporated and MW Productions for International Call Center Summit, (viii) the Sponsorship Agreement, dated as of February 1, 1997, between Expocon and RB Publishing, Inc. relating to Parcel Shipping, (viii) the joint venture among the Borrower, Societe Charentaise de Risque and Louis Vaudeville and (ix) the oral joint venture between the Borrower and Hotel Parties Inc., all as in effect on the date of this Agreement, and (b) Investments made in accordance with clause (q) of Section 7.2.5 in any other
                                    ----------    -------------
Person (including any U.S. Subsidiary of the Borrower) any of whose outstanding Capital Stock is at the time directly or indirectly owned by the Borrower and the Restricted Subsidiaries and, prior to the making of such Investment, as to whom the Borrower has certified to the Administrative Agent that such Person is to be treated as a Joint Venture for purposes of this Agreement.

     "JV Subsidiary" means a Joint Venture that is a Subsidiary of the Borrower.
      -------------

     "Lead Arranger" is defined in the preamble.
      -------------                    --------

     "Lender Assignment Agreement" means a Lender Assignment Agreement,
      ---------------------------
substantially in the form of Exhibit I hereto.
                             ---------

     "Lender Parties" means, collectively, the Lenders, the Issuers, the Agents,
      --------------
the Documentation Agent and the Lead Arranger.

     "Lenders" is defined in the preamble.
      -------                    --------

     "Letter of Credit" is defined in Section 2.1.3.
      ----------------                -------------

     "Letter of Credit Commitment" means, with respect to any Issuer, such
      ---------------------------
Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3.
                                                           -------------

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount
      ----------------------------------
of $25,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.1.
-------------

     "Letter of Credit Outstandings" means, on any date, an amount equal to the
      -----------------------------
sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus
----

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

     "Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause
      --------------                                                      ------
(b) of Section 1.4, the ratio of
---    -----------

          (a) total Debt less cash and Cash Equivalent Investments of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding at such time;

to
--

          (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

     "Leverage Ratio Estimate" is defined in the definition of Applicable
      -----------------------
Commitment Fee.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the
      ---------
applicable London interbank offered rate for deposits in Dollars appearing on Dow Jones Markets (Telerate Page 3750) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, however, that, if Dow Jones
                                        --------- -------
Markets (Telerate Page 3750) is not available for any reason, the applicable LIBO Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, further, that if neither the Dow Jones Markets (Telerate Page
        --------  -------
3750) nor Reuters Screen FRBD is available for any reason, the applicable LIBO Rate shall be the interest rate per annum at which the Administrative Agent or one of its affiliate banks offers deposits in Dollars to leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a period equal to such Interest Period in the approximate amount of such Borrowing.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an
      --------------
Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made,
      ----------------------------
continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:

              LIBO Rate           =                  LIBO Rate
                                          -------------------------------
          (Reserve Adjusted)              1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, the office of such Lender
      ------------
designated as such on Schedule II hereto or in the Lender Assignment Agreement
                      -----------
pursuant to which such Lender became a Lender hereunder or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO
      ------------------------
Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

     "Lien" means any security interest, mortgage, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

     "Loan" means, as the context may require, a Revolving Loan, a Term-A Loan,
      ----
a Term-B Loan or a Swing Line Loan, of any type.

     "Loan Document" means this Agreement, the Notes, the Letters of Credit,
      -------------
each Rate Protection Agreement, each Borrowing Request, each Issuance Request, the Fee Letter, the Administrative Agent Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof), and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "Material Adverse Effect" means (a) (i) on the Closing Date, a material
      -----------------------
adverse effect on the business, assets or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, and (ii) thereafter, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Secured Party under any Loan Document.

     "Material Subsidiary" means (a) any Restricted Subsidiary which holds, owns
      -------------------
or contributes, as the case may be, 3% or more of the gross revenues, assets or EBITDA of the Borrower and its Restricted Subsidiaries, on a consolidated basis, and (b) any other Restricted Subsidiary designated by the Borrower as a Material Subsidiary.

     "Merger" is defined in the second recital.
      ------                    --------------

     "Merger Agreement" is defined in the second recital.
      ----------------                    --------------

     "MergerSub" is defined in the first recital.
      ---------                    -------------

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and
      --------
delivered pursuant to the terms of this Agreement, including clause (b) of
                                                             -------------
Section 7.1.8 or Section 7.1.12, in form and substance reasonably satisfactory
-------------    --------------
to the Agents.

     "Net Debt Proceeds" means with respect to the incurrence, sale or issuance
      -----------------
by AHC, Holdco, the Borrower or any Restricted Subsidiary of any Debt (with the consent of the Required Lenders) other than Debt incurred as part of the Transaction, other Debt permitted by Section 7.2.2, clause (b)(i) of Section 5.9
                                     -------------  -------------    -----------
of the Holdco Guaranty and Pledge Agreement and clause (b)(i) of Section 5.9 of
                                                -------------    -----------
the AHC Guaranty and Pledge Agreement, the excess of:
                                           ------

          (a) the gross cash proceeds received by AHC, Holdco, the Borrower or any such Restricted Subsidiary from such incurrence, sale, or issuance,

over
----

          (b) the sum of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, (ii) in the case of any Debt incurred, sold or issued by any Foreign Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States and (iii) in the case of any Debt incurred, sold or issued by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, an amount equal to the product of such gross cash proceeds

     (as reduced pursuant to clauses (b)(i) and (b)(ii)) multiplied by the
                             --------------     -------
     percentage equity interest in such Restricted Subsidiary not held, directly or indirectly, by the Borrower.

     "Net Disposition Proceeds" means, with respect to any Disposition of any
      ------------------------
assets of the Borrower or any of its Restricted Subsidiaries, other than Dispositions made as part of the Transaction and other sales permitted pursuant to clause (a), (b), (d) (to the extent the proceeds of the Disposition permitted
   ----------  ---  ---
thereunder constitute Net Casualty Proceeds) or (e) of Section 7.2.9, but
                                                ---    -------------
including any sale or issuance of Capital Stock of any such Subsidiary to any Person other than the Borrower or any of its Restricted Subsidiaries, the excess of

          (a) the sum of the gross cash proceeds received, directly or indirectly, by the Borrower or any of its Restricted Subsidiaries from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Restricted Subsidiary in respect thereof, over
----

          (b) the sum of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Disposition (including, in the event of a Disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the United States), (iii) payments made by the Borrower or any of its Restricted Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of its Restricted Subsidiaries where payment of such Indebtedness is required in connection with such Disposition, (iv) reserves for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by the Borrower and its Restricted Subsidiaries in cash in connection therewith and (v) in the case of any Disposition by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, an amount equal to the product of such gross cash proceeds (as reduced pursuant to clauses (b)(i) through (b)(iv)) multiplied by the
                         --------------         -------
     percentage equity interest in such Restricted Subsidiary not held, directly or indirectly, by the Borrower;

provided, however, that if, after the payment of all taxes, purchase price
--------  -------
adjustments and retained fixed liabilities with respect to such Disposition, the amount of estimated taxes, purchase price adjustments or retained fixed liabilities, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the
                                 --------------    -------
tax, purchase price adjustment or retained fixed liabilities amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

     "Net Equity Proceeds" means with respect to any sale or issuance by AHC,
      -------------------
Holdco or the Borrower to any Person of any Capital Stock of AHC, Holdco or the Borrower, as the case may be, or any warrants or options with respect to any such Capital Stock or the exercise of any such warrants or options after the Closing Date (exclusive of any such proceeds constituting Excluded Equity Proceeds) the excess of:
              ------

          (a   the gross cash proceeds received by AHC, Holdco or the Borrower from such sale, exercise or issuance,

over
----

          (b   the sum of (i) all reasonable and customary underwriting
     commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance and (ii) the amount of such proceeds used to refinance or defease the Existing Senior Subordinated Notes or the Bridge Notes and to pay related fees and expenses.

     "Net Income" means, for any period, the net income of the Borrower and its
      ----------
Subsidiaries for such period on a consolidated basis, excluding (a) net losses or gains realized in connection with any Disposition of any asset (other than in the ordinary course of business) and (b) extraordinary or non-recurring items; provided, however, that the Net Income or loss of any Person that is not a
--------  -------
Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Restricted Subsidiary in cash.

     "New Senior Subordinated Notes" means unsecured senior subordinated notes
      -----------------------------
or other subordinated debt securities of the Borrower (i) the net proceeds of which are used to (w) refinance, repay, repurchase or defease (including legal defeasance and covenant defeasance), in whole or in part, the Existing Senior Subordinated Notes, (x) refinance, repay or repurchase, in whole or in part, any outstanding Bridge Notes, (y) to the extent not used for the purposes referred to in clauses (w) and (x) above, redeem, repay or repurchase such New
      -----------     ---
Subordinated Notes or voluntarily repay Loans in accordance with clause (a) of
                                                                 ----------
Section 3.1.1, and (z) pay related fees and expenses (provided, however, that
-------------                                         --------  -------
the proceeds of such senior subordinated notes may be held in escrow and pledged to secure such senior subordinated notes pending application thereof as provided in this clause (i)), (ii) that have no scheduled payments of principal prior to
        ----------
the date six months after the Stated Maturity Date of the Term-B Loans, (iii) that are subordinated to the Obligations pursuant to customary public market subordination provisions or other subordination provisions acceptable to the Syndication Agent and (iv) that have customary public market covenants, events of default and other terms and conditions or other covenants, events of default and other terms and conditions reasonably satisfactory to the Syndication Agent; provided, however, that the aggregate principal amount of the New Senior
--------  -------
Subordinated Notes shall not exceed the redemption, refinancing, repayment or repurchase price or defeasance cost of the Existing Senior Subordinated Notes and/or Bridge Notes redeemed, refinanced, repaid or repurchased, and/or the Existing Senior Subordinated Notes defeased, with the proceeds thereof, all accrued interest and premium paid on such Existing Senior Subordinated Notes and/or Bridge Notes in connection with any such redemption, refinancing, repayment or repurchase and all fees and expenses incurred in connection with any of the foregoing.

     "Non-Consenting Lender" means any Lender that, in response to any request
      ---------------------
by the Borrower or any Agent to a departure from, waiver of or amendment to any provision of any Loan Document that requires the agreement of all Lenders or all Lenders with respect to a particular Tranche, which departure, waiver or amendment receives the consent of the Required Lenders or the holders of a majority of the Commitments or (if the applicable Commitments in respect of such Tranche shall have expired or been terminated) outstanding Credit Extensions in respect of such Tranche, as the case may be, shall not have given its consent to such departure, waiver or amendment.

     "Non-Funding Lender" means a Lender that shall have failed to fund any Loan
      ------------------
hereunder that it was required to have funded in accordance with the terms hereof, which Loan was included in any Borrowing in respect of which a majority of the aggregate principal amount of all Loans included in such Borrowing were funded by the Lenders party thereto.

     "Non-Recourse Debt" means Indebtedness (a) no default with respect to which
      -----------------
(including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (b) as to which the lenders have been notified that they will not have any recourse to the Capital Stock or assets of the Borrower or any of its Restricted Subsidiaries (other than Capital Stock of Unrestricted Subsidiaries pledged by the Borrower or a Restricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary or any Subsidiary of such Unrestricted Subsidiary); provided, however, that in no event shall Indebtedness of any Unrestricted
--------  -------
Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Borrower or any of its Restricted Subsidiaries if the Borrower or such Restricted Subsidiary was otherwise permitted to incur such guarantee under this Agreement.

     "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is
      ---------------
not (a) a citizen or resident of the United States, (b) a Person created or organized in or under the laws of the United States or any state thereof, or (c) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

     "Note" means, as the context may require, a Revolving Note, a Term-A Note,
      ----
a Term-B Note or a Swing Line Note.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower
      -----------
and each other Obligor arising under or in connection with the Loan Documents (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed as a claim in such
             -------------
proceeding).

     "Obligor" means the Borrower or any other Person (other than any Secured
      -------
Party) obligated under any Loan Document.

     "Participant" is defined in Section 10.11.2.
      -----------                ---------------

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor
      ----
Person.

     "Pension Plan" means a "pension plan", as such term is defined in Section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage
      ----------
relating to Initial Term-A Loans, Initial Term-B Loans, Additional Term-A Loans, Additional Term-B Loans or Revolving Loans, as the case may be, as set forth opposite its name in Schedule II hereto or in a Lender Assignment Agreement(s)
                     -----------
under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11 or pursuant
                                                     -------------
to Section 2.2.2.  A Lender shall not have any Commitment to make Loans of any
   -------------
particular Tranche if its percentage under the respective column heading is zero.

     "Permanent Financing" means the issuance by the Borrower, Holdco or AHC of
      -------------------
equity or unsecured subordinated debt securities, or by Holdco or AHC of other unsecured debt securities, the net proceeds of which are used to refinance or defease (including legal defeasance and covenant defeasance), in whole or in part, the Existing Senior Subordinated Notes, or, if any Bridge Notes are issued, to refinance, in whole or in part, such Bridge Notes.

     "Permitted Acquisition" means an acquisition by the Borrower or any
      ---------------------
Restricted Subsidiary of the Capital Stock of any Person incorporated or organized in or under the laws of the United States, any state thereof or the District of Columbia, or all or substantially all of the assets or division or line of a business of a Person that are principally located in the United Sates, in each case in which the following conditions are met:

          (a) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom;

          (b) all transactions related thereto shall be consummated in all material respects in accordance with applicable laws;

          (c) such acquisition shall be effected in such manner so that the acquired assets or Capital Stock are owned either by the Borrower or a Wholly-Owned Subsidiary of the Borrower and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving Person;

          (d) such acquisition (if by purchase of Capital Stock) shall be effected in such manner so that, after giving effect thereto, the Borrower directly or indirectly owns at least 85% of the Capital Stock of the acquired Person;

          (e)  the provisions of Sections 7.1.7 and 7.1.8 shall have been
                                 --------------     -----
     satisfied; and

          (f) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters ending immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1 and the provisions
                                                        -----
     of Section 1.4) giving pro forma effect to the consummation of such
        -----------         --- -----
     acquisition and evidencing compliance with the covenants set forth in
     Section 7.2.4.
     -------------

     "Person" means any natural person, corporation, partnership, firm,
      ------
association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Pledge Agreement" means, as the context may require, the AHC Guaranty and
      ----------------
Pledge Agreement, the Holdco Guaranty and Pledge Agreement, the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement.

     "Prime Rate" means a rate per annum equal to the prime rate of interest
      ----------
announced from time to time by the Administrative Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Pro Forma Financial Statements" is defined in clause (b) of Section
      ------------------------------                ----------    -------
5.1.12.
------

     "Public Offering" means, for any Person, any sale after the Closing Date of
      ---------------
the Capital Stock of such Person to the public pursuant to a primary offering registered under the Securities Act of 1933, as amended.

     "Quarterly Payment Date" means the last day of each of March, June,
      ----------------------
September and December occurring after the Closing Date, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Rate Protection Agreement" means any interest rate swap, cap, collar or
      -------------------------
similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Refinancing" is defined in the fifth recital.
      -----------                    -------------

     "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.
      -------------------------                ----------    -------------

     "Register" is defined in clause (b) of Section 2.7.
      --------                ----------    -----------

     "Reimbursement Obligation" is defined in Section 2.6.3.
      ------------------------                -------------

     "Reinstatement Date" is defined in Section 4.1.
      ------------------                -----------

     "Related Fund" means, with respect to any Lender that is a fund that
      ------------
invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.
      -------           -------

     "Replacement Lender" is defined in Section 4.11.
      ------------------                ------------

     "Replacement Notice" is defined in Section 4.11.
      ------------------                ------------

     "Required Lenders" means, at any time, (a) prior to the date of the making
      ----------------
of the initial Credit Extension hereunder, Lenders having at least 51% of the sum of the Revolving Loan Commitments, Initial Term-A Loan Commitments and Initial Term-B Loan Commitments, and (ii) on and after the Closing Date, Lenders holding at least 51% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to
                                          -- ----
time.

     "Restricted Agreements" is defined in Section 7.2.10.
      ---------------------                --------------

     "Restricted Payments" is defined in Section 7.2.6.
      -------------------                -------------

     "Restricted Subsidiary" means any Subsidiary of the Borrower that is not an
      ---------------------
Unrestricted Subsidiary.

     "Revolving Loan" is defined in clause (a) of Section 2.1.2.
      --------------                ----------    -------------

     "Revolving Loan Commitment" is defined in clause (a) of Section 2.1.2.
      -------------------------                ----------    -------------

     "Revolving Loan Commitment Amount" means, on any date, $80,000,000, as such
      --------------------------------
amount may be increased from time to time pursuant to Section 2.2.2 or reduced
                                                      -------------
from time to time pursuant to Section 2.2.1.
                              -------------

     "Revolving Loan Commitment Termination Date" means the earliest of (a)
      ------------------------------------------
November 30, 2000 if the Term Loans have not been made on or prior to such date,
(b) the six year and six month anniversary of the Closing Date, (c) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2.1, and (d) the date on which any Commitment
                 -------------
Termination Event occurs.

     "Revolving Loan Utilization" means, for any date of determination, the
      --------------------------
percentage determined by the Administrative Agent which results from dividing
(a) the sum of the aggregate principal amount of Revolving Loans outstanding and the Letter of Credit Outstandings on such date by (b) the Revolving Loan Commitment Amount on such date.

     "Revolving Note" means a promissory note of the Borrower payable to the
      --------------
order of any Lender, substantially in the form of Exhibit A-1 hereto (as such
                                                  -----------
promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Rollover Equity" means any Capital Stock of Holdco converted by members of
      ---------------
management of Holdco or the Borrower into Capital Stock of AHC in connection with the Transaction, in an amount not to exceed $30,000,000.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
      ---
Inc.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Secured Parties" means, collectively, the Lender Parties and each
      ---------------
counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Senior Subordinated Debt" means the Indebtedness evidenced by the Existing
      ------------------------
Senior Subordinated Notes, the Bridge Notes, if any, the New Senior Subordinated Notes, if any, and up to $100,000,000 (less the aggregate principal amount of Loans repaid with the proceeds of New Senior Subordinated Notes) of additional unsecured senior subordinated debt issued by the Borrower and having customary public market covenants, events of default or other terms and conditions or other covenants, events of default and other terms and conditions reasonably satisfactory to the Syndication Agent.

     "Senior Subordinated Debt Documents" means the Existing Senior Subordinated
      ----------------------------------
Notes, the Existing Senior Subordinated Notes Indenture, the Bridge Notes, if any, the New Senior Subordinated Notes, if any, any notes evidencing additional Senior Subordinated Debt and all other instruments, agreements or other documents evidencing or governing any Senior Subordinated Debt or pursuant to which any Senior Subordinated Debt has been or is issued.

     "Solvent" means, with respect to any Person on a particular date, that on
      -------
such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "Solvency Certificate" is defined in Section 5.1.8.
      --------------------                -------------

     "Stated Amount" of each Letter of Credit means the total amount available
      -------------
to be drawn under such Letter of Credit upon the issuance thereof.

     "Stated Expiry Date" is defined in Section 2.6.
      ------------------                -----------

     "Stated Maturity Date" means (a) in the case of any Revolving Loan, Term-A
      --------------------
Loan or Additional Term-A Loan, the six year and six month anniversary of the Closing Date and (b) in the case of any Term-B Loan or Additional Term-B Loan, the seven year anniversary of the Closing Date; provided, however, that if the
                                                --------  -------
Borrower repays or defeases the Existing Senior Subordinated Notes on or prior to the six year and six month anniversary of the Closing Date, the Stated Maturity Date for Term-B Loans and Additional Term-B Loans shall be the eight year anniversary of the Closing Date. If such day referred to above is not a Business Day, then such day shall be the first Business Day following such day.

     "Subject Lender" is defined in Section 4.11.
      --------------                ------------

     "Subordination Provisions" is defined in Section 8.1.11.
      ------------------------                --------------

     "Subsidiary" means, with respect to any Person, any other Person of which
      ----------
more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such Person (irrespective of whether at the time Capital Stock of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. For purposes of each Loan Document, any Person formed as a result of a Joint Venture (other than a JV Subsidiary) which is consolidated with the Borrower in the financial statements delivered pursuant to Section 7.1.1 (a
                                                           -------------
"Consolidated JV") shall be deemed to be a Subsidiary of the Borrower for
 ---------------
purposes of Sections 6.1, 6.7, 6.9, 6.10, 6.11, 6.12, 7.1.2, 7.1.3, 7.1.4,
            -------- ---  ---  ---  ----  ----  ----  -----  -----  -----
7.1.5, 7.1.6, 7.1.7(a)(ii), 7.2.1, 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6, 7.2.9,
-----  -----  ------------  -----  -----  -----  -----  -----  -----  -----
7.2.11, 7.2.12 and 7.2.14 and, to the extent that it relates to any of the
------  ------     ------
foregoing Sections, Article VIII.
                    ------------

     "Subsidiary Guarantor" means each Subsidiary of the Borrower that has
      --------------------
executed and delivered a Subsidiary Guaranty (or a supplement thereto).

     "Subsidiary Guaranty" means the Guaranty, if any, executed and delivered by
      -------------------
an Authorized Officer of a Subsidiary Guarantor pursuant to the terms hereof, substantially in the form of Exhibit H hereto, as amended, supplemented, amended
                             ---------
and restated or otherwise modified from time to time.

     "Subsidiary Pledge and Security Agreement" means the Pledge and Security
      ----------------------------------------
Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit G-4 hereto, together with any supplemental Foreign Pledge Agreements
-----------
delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Substantial Subsidiary" means, at any time, one or more Subsidiary
      ----------------------
Guarantors which hold, own or contribute, as the case may be, in the aggregate, 15% or more of the gross revenues, assets or EBITDA of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the last day of, or for, the most recently completed period of four consecutive Fiscal Quarters of the Borrower for which, at such time, financial statements shall have been delivered to the Lenders pursuant to this Agreement.

     "Swing Line Lender" means the Administrative Agent in its capacity as Swing
      -----------------
Line Lender hereunder.

     "Swing Line Loan" is defined in clause (b) of Section 2.1.2.
      ---------------                ----------    -------------

     "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.2.
      --------------------------                ----------    -------------

     "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as
      ---------------------------------
such amount may be reduced from time to time pursuant to Section 2.2.1.
                                                         -------------

     "Swing Line Note" means a promissory note of the Borrower payable to the
      ---------------
Swing Line Lender, in the form of Exhibit A-4 hereto (as such promissory note
                                  -----------
may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "Taxes" is defined in Section 4.6.
      -----                -----------

     "Term-A Loan Commitments" means, collectively, the Initial Term-A Loan
      -----------------------
Commitments and any Additional Term-A Loan Commitments.

     "Term-A Loans" means, collectively, the Initial Term-A Loans and the
      ------------
Additional Term-A Loans.

     "Term-A Note" means a promissory note of the Borrower payable to the order
      -----------
of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be
                              -----------
amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term-B Loan Commitments" means, collectively, the Initial Term-B Loan
      -----------------------
Commitments and any Additional Term-B Loan Commitments.

     "Term-B Loans" means, collectively, the Initial Term-B Loans and the
      ------------
Additional Term-B Loans.

     "Term-B Note" means a promissory note of the Borrower payable to the order
      -----------
of any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be
                              -----------
amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term Loan Commitment Termination Date" means, as the context may require,
      -------------------------------------
the Initial Term-A Loan Commitment Termination Date, the Initial Term-B Loan Commitment Termination Date or any Additional Term Loan Commitment Termination Date.

     "Term Loans" means, collectively, the Term-A Loans and the Term-B Loans.
      ----------

     "Termination Date" means the date on which all Obligations have been paid
      ----------------
in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

     "Total Exposure Amount" means, on any date of determination, (a) with
      ---------------------
respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, the sum of (i) the aggregate principal amount
                    -----------
of all Term Loans outstanding at such time (ii) the aggregate undrawn amount of any Additional Term Loan Commitments then outstanding and (iii)(A) the then effective Revolving Loan Commitment Amount, if there are any Revolving Loan Commitments then outstanding, or (B) if all Revolving Loan Commitments shall have expired or been terminated, the sum of (1) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding at such time and (2) the Letter of Credit Outstandings at such time; and (b) with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, the sum of (i) the aggregate principal amount
                    -----------
of all Loans outstanding at such time and (ii) the Letter of Credit Outstandings at such time.

     "Tranche" means, as the context may require, the Loans or Commitments
      -------
constituting Term-A Loans or Term-A Loan Commitments, Term-B Loans or Term-B Loan Commitments, Revolving Loans or Revolving Loan Commitments, Swing Line Loans or the Swing Line Loan Commitment.

     "Transaction" is defined in the sixth recital.
      -----------                    -------------

     "Transaction Documents" means the Merger Agreement and all of the
      ---------------------
agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Transaction, and the transactions contemplated hereby or thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Transaction Payments" means the retention bonus payments, performance
      --------------------
bonus payments, Earn-outs and any fees, expenses and financing and other transaction costs paid or to be paid by the Borrower or any Restricted Subsidiary in respect of the Transaction, any past or future acquisition, any past or future transaction involving the issuance of equity or debt by AHC, Holdco, the Borrower or any of the Restricted Subsidiaries and up to a maximum amount of $100,000 (in respect of each of the Fiscal Quarters ending September 30, 1999, December 31, 1999 and March 31, 2000) and $33,333 (in respect of the Fiscal Quarter ending June 30, 2000) in compensation expense of the Borrower incurred in connection with the acquisition of Men's Apparel Guild in California, Inc.

     "type" means, relative to any Loan, the portion thereof, if any, being
      ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of New York; provided, however, that if, with respect to any Filing
                       --------  -------
Statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

     "United States" or "U.S." means the United States of America.
      -------------      ----

     "Unrestricted Subsidiary" means any Subsidiary of the Borrower that is
      -----------------------
designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof.
The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

     "U.S. Subsidiary" means any Subsidiary of the Borrower that is incorporated
      ---------------
or organized in or under the laws of the United States, any state thereof or the District of Columbia.

     "Voting Stock" means, with respect to any Person, any class or classes of
      ------------
Capital Stock pursuant to which the holders thereof have a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of such Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Warrant Issuance" is defined in clause (b) of the fourth recital.
      ----------------                ----------        --------------

     "Warrants" is defined in clause (b) of the fourth recital.
      --------                ----------        --------------

     "Welfare Plan" means a "welfare plan", as such term is defined in Section
      ------------
3(1) of ERISA, and to which the Borrower has any liability.

     "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary
      -----------------------
of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

     SECTION I.2.  Use of Defined Terms.  Unless otherwise defined or the
                   --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION I.3.  Cross-References.  Unless otherwise specified, references in
                   ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION I.4.  Accounting and Financial Determinations.
                   ---------------------------------------

          (a)  Unless otherwise specified and subject to clause (b) of this
     Section 1.4, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Restricted Subsidiaries delivered to the Lenders ("GAAP"); provided, however, that, if the Borrower notifies the
               ----    --------  -------
     Administrative Agent that the Borrower wishes to amend any covenant in
     Section 7.2.4, the definition of EBITDA, Leverage Ratio, Fixed Charge
     -------------
     Coverage Ratio, Capital Expenditure, Net Income, Interest Expense, Applicable Margin, Applicable Commitment Fee or clause (b) or (d) of
                                                     ----------    ---
     Section 3.1.1 to eliminate the effect of any change in GAAP on the
     -------------
     operation of such covenant, definition or clause (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any such covenant, definition or clause for such purpose), then the Borrower's compliance with such covenant shall be determined, and such definitions and clauses shall be applied, on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant, definition or clause is amended in a manner satisfactory to the Borrower and the Required Lenders.

          (b) For purposes of computing the Fixed Charge Coverage Ratio and Leverage Ratio (and any financial calculations required to be made or included within such ratios)

     (including for purposes of any Compliance Certificate to be delivered pursuant to clause (f) of the definition of "Permitted Acquisition") as of
                 ------ ---
     the end of any Fiscal Quarter, all components of such ratios, including Capital Expenditures, in the case of any Disposition, but excluding Capital Expenditures, in the case of any acquisition, for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or Disposed of by the Borrower or any of its Subsidiaries (including through mergers or consolidations) after the first day of such period of four Fiscal Quarters and prior to the end of such period, as determined in good faith by the Borrower on a pro forma basis for such period of four Fiscal Quarters as if
                   --- -----
     such acquisition or Disposition had occurred on such first day of such period (including cost savings that would have been realized had such acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by a majority of the board of directors of Holdco).


                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

     SECTION II.1.  Commitments.  On the terms and subject to the conditions of
                    -----------
this Agreement,

          (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to each of its Commitments and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and
                                    -----------

          (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan
                 -------------
     Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.
                                           -------------

     SECTION II.1.1.  Term Loan Commitments.
                      ---------------------

          (a) On the Closing Date, each Lender that has a Percentage in excess of zero of the Initial Term-A Loan Commitment will make a loan (relative to such Lender, its "Initial Term-A Loan") to the Borrower equal to such
                       -------------------
     Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Initial Term-A Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause referred to as its "Initial Term-A Loan Commitment").
                         ------------------------------

          (b) On any date on or prior to the Additional Term-A Loan Commitment Termination Date with respect to any Additional Term-A Loan Commitment, each Lender that has a Percentage in excess of zero of such Additional Term-A Loan Commitment will make a loan (each such loan an "Additional
                                                                 ----------
     Term-A Loan") to the Borrower equal to such Lender's Percentage of the
     -----------
     aggregate Borrowing or Borrowings of Additional Term-A Loans requested by the Borrower to be made on such date pursuant to such Additional Term-A Loan Commitment.

          (c) On the Closing Date, each Lender that has a Percentage in excess of zero of the Initial Term-B Loan Commitment, will make a loan (relative to such Lender, its "Initial Term-B Loan") to the Borrower equal to such
                          -------------------
     Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Initial Term-B Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause referred to as its "Initial Term-B Loan Commitment").
                         ------------------------------

          (d) On any date on or prior to the Additional Term-B Loan Commitment Termination Date with respect to any Additional Term-B Loan Commitment, each Lender that has a Percentage in excess of zero of such Additional Term-B Loan Commitment will make a loan (each such loan an "Additional
                                                                 ----------
     Term-B Loan") to the Borrower equal to such Lender's Percentage of the
     -----------
     aggregate Borrowing or Borrowings of Additional Term-B Loans requested by the Borrower to be made on such date pursuant to such Additional Term-B Loan Commitment.

No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     SECTION II.1.2.  Revolving Loan Commitment and Swing Line Loan Commitment.
                      --------------------------------------------------------
From time to time on any Business Day occurring on or after the Closing Date but prior to the Revolving Loan Commitment Termination Date,

          (a) each Lender that has a Percentage in excess of zero of the Revolving Loan Commitment will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the
      ---------------
     aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day (with the Commitment of each Lender described in this clause referred to as its "Revolving Loan
                                                              --------------
     Commitment").  On the terms and subject to the conditions hereof, the
     ----------
     Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

          (b)  the Swing Line Lender will make a loan (a "Swing Line Loan") to
                                                          ---------------
     the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day (with the Commitment of the Swing Line Lender described in this clause referred to as its "Swing Line Loan
                                                              ---------------
     Commitment").  On the terms and subject to the conditions hereof, the
     ----------
     Borrower may from time to time borrow, prepay and reborrow Swing Line
     Loans.

     SECTION II.1.3.  Letter of Credit Commitment.  From time to time on any
                      ---------------------------
Business Day occurring on or after the Closing Date but prior to the Revolving Loan Commitment Termination Date, the applicable Issuer will (a) issue one or more standby or commercial letters of credit (each referred to as a "Letter of
                                                                     ---------
Credit") for the account of the Borrower or any of its Restricted Subsidiaries
------
in the Stated Amount requested by the Borrower on such day, or (b) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Stated Maturity Date for Revolving Loans and (ii) one year from the date of such extension (subject to automatic renewal provisions); provided, however, that,
                                                     --------  -------
notwithstanding the terms of this clause (b)(ii), a Letter of Credit may, if
                                  -------------
required by the beneficiary thereof, contain automatic renewal provisions pursuant to which the Stated Expiry Date shall be automatically extended (to a date not beyond the date specified in clause (b)(i) above), unless notice to the
                                      -------------
contrary shall have been given to the beneficiary prior to the then existing Stated Expiry Date in accordance with the terms specified in such Letter of Credit by the applicable Issuer or the account party of such Letter of Credit (which notice by the account party shall also have been provided to the applicable Issuer in writing).

     SECTION II.1.4.  Lenders Not Permitted or Required to Make the Loans.  No
                      ---------------------------------------------------
Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make

          (a) any Initial Term-A Loan or Initial Term-B Loan (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all the Initial Term-A Loans or Initial Term-B Loans (as the case may be) of such Lender would exceed such Lender's Percentage of the Initial Term-A Loan Commitment Amount (in the case of Initial Term-A Loans) or the Initial Term-B Loan Commitment Amount (in the case of Initial Term-B Loans);

          (b) any Additional Term-A Loan or Additional Term-B Loan (as the case may be) pursuant to any Additional Term-A Loan Commitment or Additional Term-B Loan Commitment (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all Additional Term-A Loans or Additional Term-B Loans (as the case may be) of such Lender made pursuant to such Additional Term-A Loan Commitment or Additional Term-B Loan Commitment (as the case may be) would exceed such Lender's Percentage of the Additional Term-A Loan Commitment Amount in respect of such Additional Term-A Loan Commitment (in the case of Additional Term-A Loans) or the Additional Term-B Commitment Amount in respect of such Additional Term-B Commitment (in the case of Additional Term-B Loans);

          (c) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans of all the Lenders with Revolving Loan Commitments, together with the Letter of Credit Outstandings and the aggregate outstanding principal amount of all Swing Line Loans, would exceed the then existing Revolving Loan Commitment Amount;

          (d) any Swing Line Loan if, after giving effect thereto (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount, or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

     SECTION II.1.5.  Issuer Not Permitted or Required to Issue Letters of
                      ----------------------------------------------------
Credit.  No Issuer shall be permitted or required to issue any Letter of Credit
------
if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount, or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

     SECTION II.2.  Changes in Commitment Amount.  The Borrower may reduce any
                    ----------------------------
Commitment Amount, request to increase the Revolving Loan Commitment Amount or request Additional Term Loan Commitments, and the Revolving Loan Commitment Amount shall automatically be reduced, in each case as set forth below.

     SECTION II.2.1.  Reduction of Commitment Amount.  (a)  The Borrower may,
                      ------------------------------
from time to time on any Business Day occurring on or after the Closing Date, voluntarily reduce any Commitment Amount; provided, however, that all such
                                          --------  -------
reductions shall require at least three Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction of any Commitment Amount shall be in an aggregate amount of $500,000 or any larger integral multiple of $100,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the applicable Issuer or the Swing Line Lender.

     (b) Following the prepayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid pursuant to clause (c) of Section 3.1.1, in an amount
                                   ----------    -------------
equal to the amount by which the Term Loans would otherwise be required to be prepaid if Term Loans had been outstanding.

     SECTION II.2.2.  Increases in Revolving Loan Commitment Amount; Additional
                      ---------------------------------------------------------
Term Loan Commitments.  At any time that no Default has occurred and is
---------------------
continuing, and prior to the Revolving Loan Commitment Termination Date, the Borrower may notify the Agents that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $50,000,000 in additional Revolving Loan Commitments and/or commitments to make Term-A Loans (any such commitment, an "Additional Term-A
                                                           -----------------
Loan Commitment"; and the aggregate amount thereof agreed to be provided by the
---------------
applicable Lenders or other lenders in response to any such request, an "Additional Term-A Loan Commitment Amount") and/or Term-B Loans (any such
 ----------------------------------------
commitment, an "Additional Term-B Loan Commitment"; and the aggregate amount
                ---------------------------------
thereof agreed to be provided by the applicable Lenders or other lenders in response to any such request, an "Additional Term-B Loan Commitment Amount").
                                  ----------------------------------------
Upon receipt of such notice, the Syndication Agent shall use commercially reasonable efforts to arrange for the Lenders or other Eligible Institutions to provide such additional Commitments; provided, however, that the Syndication
                                     --------  -------
Agent will first offer each of the Lenders that then has a Percentage in excess of zero with respect to the applicable Tranche a pro rata portion of any such
                                                 --- ----
additional Commitments. Alternatively, DLJ may commit to provide the full amount of the requested additional Commitments and then offer portions of such additional Commitments to the Lenders or other Eligible Institutions, subject to the proviso to the immediately preceding sentence. Nothing contained in this Section or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional Commitments, (i) in the case of any Additional Term-A Loan Commitment or Additional Term-B Loan Commitment, upon the making of any Additional Term Loans pursuant to such Additional Term Loan Commitment, the Administrative Agent will adjust the amortization schedule set forth in clause
                                                                        ------
(g) or (h) of Section 3.1.1, as the case may be, so that the Borrower will repay
---    ---    -------------
an additional amount on each Quarterly Payment Date equal to whatever percentage of the Initial Term Loans of the applicable Tranche would have otherwise been due on such Quarterly Payment Date multiplied by the aggregate principal amount of such Additional Term Loans, with any remaining principal amount of such Additional Term Loans to be due and payable on the Stated Maturity Date for the applicable Tranche, (ii) in the case of an increase in the Revolving Loan Commitment Amount, (A) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided, (B) the Percentages of the respective Lenders in respect of the increased Revolving Loan Commitment Amount shall be proportionally adjusted (provided, however, that the amount equal to the adjusted Percentage of a Lender
 --------  -------
in respect of Revolving Loans multiplied by the Revolving Loan Commitment Amount as increased pursuant to clause (A) may not exceed the amount equal to the
                         ----------
Percentage of such Lender in respect of Revolving Loans immediately prior to any adjustment made pursuant to this clause (B) multiplied by the Revolving Loan
                                 ----------
Commitment Amount immediately prior to the corresponding increase thereof pursuant to clause (A) without the consent of such Lender) and such adjustment
            ----------
shall be recorded in the Register and (C) at such time and in such manner as the Borrower and the Syndication Agent shall agree (it being understood that the Borrower and the Agents will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Lender with a Percentage in excess of zero of the Revolving Loan Commitment to conform to its Percentage of the Revolving Loan Commitment and (iii) the Borrower shall execute and deliver any additional Notes, other amendments or modifications to any Loan Document, and any other certificates, consents or legal opinions as the Agents may reasonably request.

     SECTION II.3.  Borrowing Procedures and Funding Maintenance.  Loans (other
                    --------------------------------------------
than Swing Line Loans) shall be made by the Lenders in accordance with Section
                                                                       -------
2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance
-----
with Section 2.3.2.
     -------------

     SECTION II.3.1.  Term Loans and Revolving Loans.  By delivering a Borrowing
                      ------------------------------
Request to the Administrative Agent on or before 12:00 p.m., Boston, Massachusetts time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) that a Borrowing be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000, or in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of
                             -------------
Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing
                           ----------    -------------
Line Loans or Revolving Loans deemed made under Section 2.6.2 in respect of
                                                -------------
unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. Boston, Massachusetts time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION II.3.2.  Swing Line Loans.  (a) By written or telephonic notice,
                      ----------------
promptly followed (within one Business Day), in the case of telephonic notice, by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 12:00 p.m., Boston, Massachusetts time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $100,000 or any larger integral multiple of $50,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., Boston, Massachusetts time, on the Business Day the initial written or telephonic notice is received by it as provided in this clause, to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

     (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days or (ii) any Default shall occur and be continuing, each Lender with a Revolving Loan Commitment

(other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid in full, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, however, that the Swing Line Lender
 -------------------------    --------  -------
shall not request, and no Lender with a Revolving Loan Commitment shall make, any such Revolving Loan if, after giving effect to the making of the applicable Refunded Swing Line Loan, the sum of all outstanding Revolving Loans, plus the aggregate amount of all Letter of Credit Outstandings and all Swing Line Loans outstanding, exceeded the then existing Revolving Loan Commitment Amount. On or before 11:00 a.m., Boston, Massachusetts time, on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become outstanding as a Revolving Loan of such Lender and to the extent made (or deemed made, in the case of the Swing Line Lender) shall no longer constitute a portion of the applicable Swing Line Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION II.4.  Continuation and Conversion Elections.  By delivering a
                    -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 12:00 p.m., Boston, Massachusetts time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate

Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or any larger integral multiple of $100,000, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, continued as LIBO Rate Loans or converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided,
                                                                     --------
however, that (a) each such conversion or continuation shall be pro rated among
-------
the applicable outstanding Loans of the relevant Lenders, and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION II.5.  Funding.  Each Lender may, if it so elects, fulfill its
                    -------
obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however,
                                                           --------  -------
that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility; and provided, further,
                                                         --------  -------
however, that, except for purposes of determining whether any such increased
-------
costs are payable by the Borrower, such Lender shall cause such foreign branch, affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In
              ----------    -----------
addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall
                                         -----------  ---  ---    ---
be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

     SECTION II.6.  Issuance Procedures.  By delivering to the applicable Issuer
                    --------------------
and the Administrative Agent an Issuance Request on or before 12:00 p.m., Boston, Massachusetts time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three Business Days' notice (or such shorter or longer notice as may be acceptable to the applicable Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the applicable Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any of its Restricted Subsidiaries) in such form as may be requested by the Borrower and approved by such Issuer. In the event of any conflict between the terms of the Issuance Request and the terms of this Agreement, the terms of this Agreement shall govern. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the applicable Issuer and each Lender that has a Revolving Loan Commitment thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur
                       ------------------
of (a) the Stated Maturity Date for Revolving Loans and (b) one year from the date of its issuance (subject to automatic renewal provisions); provided,
                                                                --------
however, that, notwithstanding the terms of this clause, a Letter of Credit may,
-------
if required by the beneficiary thereof, contain automatic renewal provisions pursuant to which the Stated Expiry Date shall be automatically extended (to a date not beyond the date specified in clause (a) above), unless notice to the
                                      ----------
contrary shall have been given to the beneficiary prior to the then existing Stated Expiry Date in accordance with the terms specified in such Letter of Credit by the applicable Issuer or the account party of such Letter of Credit (which notice by the account party shall also have been provided to the applicable Issuer in writing). The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. In the event that the Issuer is other than the Administrative Agent, such Issuer will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Issuer for the previous week. The Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each payment of the letter of credit fees payable pursuant to Section 3.3.3, a report setting forth the daily maximum amount
            -------------
available to be drawn for all Issuers during such period.

     SECTION II.6.1.  Other Lenders' Participation.  Upon the issuance of each
                      ----------------------------
Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from such Issuer, to the extent of its Percentage in respect of the Revolving Loan Commitments, and such Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of the Revolving Loan Commitments, be responsible for reimbursing promptly (and in any event within one Business Day) the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with
Section 2.6.3.  In addition, such Lender shall, to the extent of its Percentage
-------------
in respect of the Revolving Loan Commitments, be entitled to receive a ratable portion of the letter of credit fees payable pursuant to the first sentence of
Section 3.3.3 with respect to each Letter of Credit and of interest payable
-------------
pursuant to Section 2.6.2 or 3.2 with respect to any Reimbursement Obligation.
            -------------    ---
To the extent that any Lender has reimbursed the applicable Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

     SECTION II.6.2.  Disbursements; Conversion to Revolving Loans.  The
                      --------------------------------------------
applicable Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such
                                                       -----------------
payment shall be made (each such payment, a "Disbursement").  Subject to the
                                             ------------
terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:30 p.m., Boston, Massachusetts time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower
                                          ---------------------
will reimburse the Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the
                                                      -------------
period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be
--------  -------
continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse such Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than such Issuer) will deliver to such Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in Section 5.2.1
                                                                  -------------
are true and correct.

     SECTION II.6.3.  Reimbursement.  The obligation (a "Reimbursement
                      -------------                      -------------
Obligation") of the Borrower under Section 2.6.2 to reimburse the applicable
----------                         -------------
Issuer with respect to each Disbursement (including interest thereon) not converted into Revolving Loans pursuant to Section 2.6.2, and, upon the Borrower
                                           -------------
failing or electing not to reimburse such Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse
                                                     -------------
such Issuer or fund its Percentage of any Disbursement converted into Revolving Loans, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full
                                   --------  -------
its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     SECTION II.6.4.  Deemed Disbursements.  Upon the occurrence and during the
                      --------------------
continuation of any Event of Default of the type described in clauses (b)
                                                              -----------
through (d) of Section 8.1.9 with respect to any Obligor (other than
        ---    -------------
Subsidiaries that are not Material Subsidiaries) or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the applicable Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

     SECTION II.6.5.  Nature of Reimbursement Obligations.  The Borrower and, to
                      -----------------------------------
the extent set forth in Section 2.6.1, each Lender with a Revolving Loan
                        -------------
Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the applicable Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put such Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

     SECTION II.7.  Register; Notes.
                    ---------------

          (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided,
                                                                   --------
     however, that the failure of any Lender to maintain such account or
     -------
     accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

          (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will
                               --------
     record each Lender's Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary, other than in accordance with Section 10.11. A Lender's

     Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register in accordance with Section 10.11.

          (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Note of the applicable Tranche evidencing the Loans of such Tranche made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of,
                                                      ----- ----
     the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make
                     --------  -------
     any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be represented by
                                             ---------------
     one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register in accordance with Section 10.11.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION III.1.  Repayments and Prepayments; Application.
                     ---------------------------------------

     SECTION III.1.1.  Repayments and Prepayments.  The Borrower shall repay in
                       --------------------------
full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and repayments of Loans shall or may be made as set forth below.

          (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

               (i)  Loans (other than Swing Line Loans); provided, however, that
                                                         --------  -------

                    (A) any such prepayment of Loans of any Tranche shall be made pro rata among Loans of such Tranche of the same type and,
                    --- ----
               if applicable, having the same Interest Period of all Lenders that have made such Loans of such Tranche;

                    (B)  the Borrower shall comply with Section 4.4 in the event
                                                        -----------
               that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                    (C) all such voluntary prepayments shall require at least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                    (D) all such voluntary partial prepayments shall be in an aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

               (ii)  Swing Line Loans; provided, however, that
                                       --------  -------

                    (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 2:00 p.m., Boston, Massachusetts time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter); and

                    (B) all such voluntary partial prepayments shall be in an aggregate amount of $100,000 and an integral multiple of $50,000 or in the aggregate principal amount of all Swing Line Loans then outstanding.

          (b) No later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered
     ----------    -------------
     in respect of the 2001 Fiscal Year), the Borrower shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make or cause to be made a mandatory prepayment of the Loans in an amount equal to (i) 50% of the Excess Cash Flow (if any) for such Fiscal Year less (ii) the aggregate amount of all voluntary prepayments of the principal of the Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as
                                  ----------    -------------
     set forth in Section 3.1.2; provided, however, that no such prepayment
                  -------------  --------  -------
     shall be required to be made beyond the extent that the amount of Debt as reduced by giving effect to such prepayment would result, on a pro forma
                                                                    --- -----
     basis, in a Leverage Ratio of 3.50:1 or less as of the end of the immediately preceding Fiscal Quarter.

          (c) No later than one Business Day (in the case of Net Debt Proceeds) or 30 days (in the case of Net Disposition Proceeds) following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by (i) in the case of Net Debt Proceeds, Holdco, the

     Borrower or any Restricted Subsidiary and (ii) in the case of Net Disposition Proceeds, the Borrower or any Restricted Subsidiary, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $3,000,000, make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, however, that no mandatory
                             -------------  --------  -------
     prepayment on account of such Net Disposition Proceeds shall be required under this clause if the Borrower informs the Agents no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to Section 7.2.1 (including by
                                                   --------------
     way of merger or Investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans pursuant to
     Section 3.1.2; provided, further, however, that with respect to the Net
     -------------  --------  -------  -------
     Disposition Proceeds constituting the return on any Investment permitted pursuant to clause (n) of Section 7.2.5 ("Investment Return Proceeds"), the
                 ----------    -------------   --------------------------
     Borrower shall only be required to make a mandatory prepayment of the Loans in an amount equal to the lesser of (A) such Investment Return Proceeds and
     (B) the original amount of such Investment.

          (d) Concurrently with the receipt of any Net Equity Proceeds by AHC, Holdco or the Borrower, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $3,000,000, and subject to the proviso below, make or cause to be made a mandatory prepayment of the Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided, however,
                                            -------------  --------  -------
     that no such prepayment shall be required to be made beyond the extent that the amount of Debt as reduced by giving effect to such prepayment would result, on a pro forma basis, in a Leverage Ratio of 3:50:1 or less as of
                  --- -----
     the end of the immediately preceding Fiscal Quarter.

          (e) No later than the 60th calendar day following the receipt by the Borrower or any of its Restricted Subsidiaries of any Casualty Proceeds in excess of $3,000,000 (individually or in the aggregate in any Fiscal Year), the Borrower shall make or cause to be made a mandatory prepayment of the Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that no mandatory
                     -------------  --------  -------
     prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to
     Section 7.2.1 (including by way of merger or Investment) and in fact uses
     -------------
     such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property subject to such Casualty Event or to acquire such other property or assets within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2;
                                                                -------------
     provided further, however, that at any time when any Event of Default shall
     -------- -------  -------
     have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $10,000,000, such Casualty Proceeds will be deposited in an account maintained with the Administrative Agent (over which the Administrative Agent has sole dominion and control) for disbursement at the request of the Borrower to pay for such rebuilding, replacement or acquisition.

          (f) On each date when any reduction in the Revolving Loan Commitment Amount shall become effective, the Borrower shall make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) Cash Collateralize Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced.

          (g) On the Stated Maturity Date and on each Quarterly Payment Date set forth below, the Borrower shall make a repayment of the outstanding principal amount, if any, of Term-A Loans in an aggregate amount equal to the amount set forth below opposite such Quarterly Payment Date or the Stated Maturity Date, as applicable (as such amounts may have otherwise been reduced or increased pursuant to this Agreement):


                 QUARTERLY                         SCHEDULED PRINCIPAL
               Payment Date                            REPAYMENT
             ------------------                    -------------------


             March 31, 2001                            $2,500,000

             June 30, 2001                             $2,500,000

             September 30, 2001                        $2,500,000

             December 31, 2001                         $2,500,000

             March 31, 2002                            $3,750,000

             June 30, 2002                             $3,750,000

             September 30, 2002                        $3,750,000

             December 31, 2002                         $3,750,000

                 QUARTERLY                         SCHEDULED PRINCIPAL
               Payment Date                            REPAYMENT
             ------------------                    -------------------


             March 31, 2003                            $3,750,000

             June 30, 2003                             $3,750,000

             September 30, 2003                        $3,750,000

             December 31, 2003                         $3,750,000

             March 31, 2004                            $4,286,000

             June 30, 2004                             $4,286,000

             September 30, 2004                        $4,286,000

             December 31, 2004                         $4,286,000

             March 31, 2005                            $4,286,000

             June 30, 2005                             $4,286,000

             September 30, 2005                        $4,286,000

             December 31, 2005                         $4,286,000

             March 31, 2006                            $4,286,000

             June 30, 2006                             $4,286,000

             September 30, 2006                        $4,286,000

             December 31, 2006                         $4,286,000

             March 31, 2007                            $4,286,000

             Stated Maturity Date for                  $4,286,000
                Term-A Loans


          (h) On the Stated Maturity Date and on each Quarterly Payment Date set forth below, the Borrower shall make a repayment of the outstanding principal amount, if any, of Term-B Loans in an aggregate amount equal to the amount set forth below opposite such Quarterly Payment Date or the Stated Maturity Date, as applicable (as such amounts may have otherwise been reduced or increased pursuant to this Agreement):


                 QUARTERLY                         SCHEDULED PRINCIPAL
               Payment Date                            REPAYMENT
             ------------------                    -------------------


             March 31, 2001                          $    787,500

             June 30, 2001                           $    787,500

             September 30, 2001                      $    787,500

                 QUARTERLY                         SCHEDULED PRINCIPAL
               Payment Date                            REPAYMENT
             ------------------                    -------------------


             December 31, 2001                       $    787,500

             March 31, 2002                          $    787,500

             June 30, 2002                           $    787,500

             September 30, 2002                      $    787,500

             December 31, 2002                       $    787,500

             March 31, 2003                          $    787,500

             June 30, 2003                           $    787,500

             September 30, 2003                      $    787,500

             December 31, 2003                       $    787,500

             March 31, 2004                          $    787,500

             June 30, 2004                           $    787,500

             September 30, 2004                      $    787,500

             December 31, 2004                       $    787,500

             March 31, 2005                          $    787,500

             June 30, 2005                           $    787,500

             September 30, 2005                      $    787,500

             December 31, 2005                       $    787,500

             March 31, 2006                          $    787,500

             June 30, 2006                           $    787,500

             September 30, 2006                      $    787,500

             December 31, 2006                       $    787,500

             March 31, 2007                          $    787,500

             June 30, 2007                           $    787,500

             September 30, 2007                      $147,262,500

             Stated Maturity Date for                $147,262,500
               Term-B Loans

     provided, however, that if the Borrower repays or defeases the Existing
     --------  -------
     Senior Subordinated Notes on or prior to the six year and six month anniversary of the Closing Date, the Borrower shall make a repayment of the outstanding principal amount, if any, of Term-B Loans in an aggregate amount equal to the amount set forth below opposite such

     Quarterly Payment Date or the Stated Maturity Date, as applicable (as such amounts may have otherwise been reduced or increased pursuant to this Agreement):


                 QUARTERLY                         SCHEDULED PRINCIPAL
               Payment Date                            REPAYMENT
             ------------------                    -------------------


             March 31, 2001                           $   787,500

             June 30, 2001                            $   787,500

             September 30, 2001                       $   787,500

             December 31, 2001                        $   787,500

             March 31, 2002                           $   787,500

             June 30, 2002                            $   787,500

             September 30, 2002                       $   787,500

             December 31, 2002                        $   787,500

             March 31, 2003                           $   787,500

             June 30, 2003                            $   787,500

             September 30, 2003                       $   787,500

             December 31, 2003                        $   787,500

             March 31, 2004                           $   787,500

             June 30, 2004                            $   787,500

             September 30, 2004                       $   787,500

             December 31, 2004                        $   787,500

             March 31, 2005                           $   787,500

             June 30, 2005                            $   787,500

             September 30, 2005                       $   787,500

             December 31, 2005                        $   787,500

             March 31, 2006                           $   787,500

             June 30, 2006                            $   787,500

             September 30, 2006                       $   787,500

             December 31, 2006                        $   787,500

             March 31, 2007                           $   787,500

             June 30, 2007                            $   787,500

             September 30, 2007                       $   787,500

                 QUARTERLY                         SCHEDULED PRINCIPAL
               Payment Date                            REPAYMENT
             ------------------                    -------------------


             December 31, 2007                        $   787,500

             March 31, 2008                           $73,237,500

             June 30, 2008                            $73,237,500

             September 30, 2008                       $73,237,500

             Stated Maturity Date for                 $73,237,500
                Term-B Loans


          (i) Immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, the
                                          -----------    -----------
     Borrower shall repay all outstanding Loans and other Obligations, unless, pursuant to Section 8.3, only a portion of all Loans and other Obligations
                 -----------
     are so accelerated (in which case the portion so accelerated shall be so prepaid).

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of
                                                 -----------
principal of any Revolving Loans or Swing Line Loans or Cash Collateralization of Letters of Credit pursuant to this Section 3.1.1 shall cause a reduction in
                                      -------------
the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount, as the case may be.

     SECTION III.1.2.  Application.  (a) Subject to clauses (b) and (c) below,
                       -----------                  -----------     ---
each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal
                                                        -----
amount thereof being maintained as Base Rate Loans, and second, to the principal
                                                        ------
amount thereof being maintained as LIBO Rate Loans.

     (b)  Each prepayment of Loans pursuant to clauses (b), (c), (d) and (e) of
                                               -----------  ---  ---     ---
Section 3.1.1 shall be applied (i) first, to the prepayment of Term Loans, until
-------------
all Term Loans shall have been repaid in full, (ii) second, to the prepayment of Swing Line Loans, until all Swing Line Loans shall have been repaid in full,
(iii) third, to the prepayment of Revolving Loans, until all Revolving Loans shall have been repaid in full and (iv) fourth, to the Cash Collateralization of Letter of Credit Outstandings. No prepayment of principal of any Revolving Loans or Swing Line Loans or Cash Collateralization of Letters of Credit pursuant to Section 3.1.1 or this clause shall cause a reduction in the
            -------------
Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount, as the case may be, except as provided in clause (b) of Section 2.2.1.
----------    -------------

     (c)  Each prepayment of Term Loans made pursuant to clauses (a), (b), (c),
                                                         -----------  ---  ---
(d) and (e) of Section 3.1.1 shall be applied, (i) on a pro rata basis, to the
---     ---    -------------                            --- ----
outstanding principal amount of all remaining Term-A Loans and Term-B Loans and
(ii) in respect of each Tranche of Term Loans, in direct order of maturity of the remaining scheduled quarterly amortization payments in respect thereof, until all such Term-A Loans and Term-B Loans have been repaid in full; provided,
                                                                       --------
however, that if the Borrower at any time elects in writing, in its sole
-------
discretion, to permit any Lender that has Term-B Loans to decline to have such Loans prepaid, then any Lender having Term-B Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have such Loans prepaid with the amounts set forth above, in which case 50% of the amounts that would have been applied to a prepayment of such Lender's Term-B Loans shall instead be applied to a prepayment of the Term-A Loans (until paid in full), with the balance being retained by the Borrower.

     SECTION III.2.  Interest Provisions.  Interest on the outstanding principal
                     -------------------
amount of the Loans shall accrue and be payable in accordance with this Section
                                                                        -------
3.2.
---

     SECTION III.2.1.  Rates.  (a) Each Base Rate Loan shall accrue interest on
                       -----
the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

     (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. Any term or provision of this Section to the contrary notwithstanding, the Lenders do not intend to charge, and the Borrower shall not be required to pay, any interest in excess of the maximum permitted by applicable law, and any payments in excess of such maximum shall be credited to reduce the principal amount of the Loans.

     SECTION III.2.2.  Post-Maturity Rates.  After the date any principal amount
                       -------------------
of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) of the Borrower shall have become due and payable,
            -------------
the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such

Tranche pursuant to Section 3.2.1 plus 2% and (b) in the case of other overdue
                    -------------
monetary Obligations, the rate that would otherwise be applicable to Revolving Loans maintained as Base Rate Loans pursuant to Section 3.2.1 plus 2%.
                                                -------------

     SECTION III.2.3.  Payment Dates.  Interest accrued on each Loan shall be
                       -------------
payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period); and

          (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such
                             -----------    -----------
     acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under any Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION III.3.  Fees.  The Borrower agrees to pay the fees set forth in
                     ----
this Section 3.3.  All such fees shall be non-refundable.
     -----------

     SECTION III.3.1.  Commitment Fees.  The Borrower agrees to pay to the
                       ---------------
Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date
                                      ---------
and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Closing Date shall be payable in accordance with the Fee Letter. Payments by the Borrower to the Swing Line Lender in respect of accrued interest on Swing Line Loans shall be net of the commitment fee payable in respect of the Swing Line Lender's Revolving Loan Commitment.

     SECTION III.3.2.  Administrative Agent Fee.  The Borrower agrees to pay an
                       ------------------------
annual administration fee to the Administrative Agent, for its own account, in the amount set forth in the Administrative Agent Fee Letter, payable in advance on the Closing Date and quarterly thereafter.

     SECTION III.3.3.  Letter of Credit Fee.  The Borrower agrees to pay to the
                       --------------------
Administrative Agent, for the pro rata account of the applicable Issuer and each
                              --- ----
other Lender that has a Revolving Loan Commitment, a letter of credit fee for each day on which there shall be any Letters of Credit outstanding (i) with respect to each standby Letter of Credit, at a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, on the Stated Amount of each such Letter of Credit outstanding on such day; and (ii) with respect to each documentary Letter of Credit, 1.25% per annum on the Stated Amount of each such Letter of Credit outstanding on such day, such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the applicable Issuer an issuance fee at such rates and on such dates as are agreed between the Borrower and such Issuer.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION IV.1.  LIBO Rate Lending Unlawful.  If any Lender shall determine
                    --------------------------
(which determination shall, in the absence of manifest error, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender hereunder, makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (a) all LIBO Rate Loans previously
                  ------------------
made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (b) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

     SECTION IV.2.  Deposits Unavailable.  If the Administrative Agent shall
                    --------------------
have determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or
              -----------     -----------
to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION IV.3.  Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to
                    -----------------------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the
                      -----------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after the date upon which such Lender became a Lender hereunder. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION IV.4.  Funding Losses.  In the event any Lender shall incur any
                    --------------
loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or
                                                        -----------
otherwise, (b) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION IV.5.  Increased Capital Costs.  If any change in, or the
                    -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after the applicable Lender became a Lender hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, however, that such Lender
                                            --------  -------
may not impose materially greater costs on the Borrower than on other similarly situated borrowers by virtue of any such averaging or attribution method.

     SECTION IV.6.  Taxes.  (a) All payments by the Borrower of principal of,
                    -----
and interest on, the Loans and all other amounts payable hereunder or under any other Loan Document (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority from or through which payments originate or are made or deemed made by or to the Borrower, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender or either of the Agents by a jurisdiction under the laws of which such Lender or Agent is organized or in which its principal executive office is located, or otherwise as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Lender or Agent) of such Lender or Agent and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement and any Note) or (ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply as of the date any Person becomes a Lender or Assignee Lender, or as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes").
            ------------                                               -----
In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation available to the Borrower reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required, provided, however, that the
                                             --------  -------
Borrower shall not be required to pay any such additional amounts in respect of amounts payable to any Lender that is not organized under the laws of the United States or a state thereof to the extent that the related tax is imposed (or an exemption therefrom is not available) as a result of such Lender or Agent failing to comply with the requirements of clause (b) of Section 4.6.
                                           ----------    -----------

     Moreover, if any Taxes are directly asserted against either of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agents or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided, however, that the Borrower
                                          --------  -------
shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Agents to apply payments in accordance with the tax law after the Borrower has made the payments required hereunder; provided, further, that the Borrower shall
                                      --------  -------
not be required to pay any such additional amounts in respect of any amounts payable to any Lender or any Agent (as the case may be) that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender failing to comply with the requirements of clause (b) of Section 4.6. After the Lenders or the Agents (as
                ----------    -----------
the case may be) learn of the imposition of Taxes, such Lenders and the Agents will act in good faith to notify the Borrower of its obligations hereunder as soon as reasonably possible.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

     (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Administrative Agent, two or more (as the Borrower or the Agents may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN (or successor forms) establishing the Lender's exemption from United States federal withholding tax, or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8BEN and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of United States federal withholding taxes; and (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower. Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to provide to the Borrower and the Administrative Agent such other applicable forms or certificates as would reduce or eliminate any Tax otherwise applicable.

     (c) If the Borrower determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or either of the Agents, the relevant Lender or Agent, as the case may be, shall cooperate with the Borrower in challenging such Tax at the Borrower's expense if requested by the Borrower; provided, however, that nothing in this Section 4.6 shall
                 --------  -------                       -----------
require any Lender or Agent to submit to the Borrower or any Person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender or Agent in its sole discretion shall determine.

     (d) If a Lender or an Agent shall receive a refund (including any offset or credits from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by the Borrower pursuant to clause (a) above, such Lender or such Agent (as the case may be) shall promptly
----------
pay the Borrower the amount so received, with interest from the taxing authority with respect to such refund, net of any tax liability incurred by such Lender or Agent that is attributable to the receipt of such refund and such interest.

     (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 4.6; provided, however, that
                                           -----------  --------  -------
nothing in this Section 4.6 shall require any Lender or Agent to take any action
                -----------
which, in the sole discretion of such Lender or Agent, is inconsistent with its internal policy and legal and regulatory restrictions.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender or Agent pursuant to clause (a) above as a result of a
                                           ----------
change of law occurring after the date hereof, then such Lender or Agent, at the request of the Borrower, will change the jurisdiction of its applicable lending office (or office through which it performs any of its actions as Agent) if such change (i) would eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not, in the good faith determination of such Lender or Agent, otherwise disadvantageous to such Lender or Agent.

     SECTION IV.7.  Payments, Computations, etc.  Unless otherwise expressly
                    ---------------------------
provided, all payments by or on behalf of the Borrower pursuant to any Loan Document shall be made by the Borrower to the Administrative Agent for the pro
                                                                           ---
rata account of the Lender Parties entitled to receive such payment.  All such
----
payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:30 p.m., Boston, Massachusetts time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time may be deemed by the Administrative Agent to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender Party its share, if any, of such payments received by the Administrative Agent for the account of such Lender Party. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of
                                                                  ----------
the definition of the term "Interest Period") be made on the next succeeding
                            ---------------
Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION IV.8.  Sharing of Payments.  If any Lender shall obtain any payment
                    -------------------
or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata
                         ------------  ---     ---                   --- ----
share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other
--------  -------
recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully
                       -----------
as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION IV.9.  Setoff.  Each Lender shall, upon the occurrence of any Event
                    ------
of Default described in clauses (b) through (d) of Section 8.1.9 with respect to
                        -----------         ---    -------------
any Obligor (other than a Subsidiary that is not a Material Subsidiary) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then due to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application
             --------  -------
shall be subject to the provisions of Section 4.8.  Each Lender agrees promptly
                                      -----------
to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give
                                 --------  -------
such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION IV.10.  Mitigation.  Each Lender agrees that if it makes any demand
                     ----------
for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change
                  ------------  ---  ---     ---
of the type described in Section 4.1 shall occur with respect to it, it will use
                         -----------
reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.4, 4.5, or 4.6, or would
                                -----------  ---  ---     ---
eliminate or reduce the effect of any adoption or change described in Section
                                                                      -------
4.1.
---

     SECTION IV.11.  Replacement of Lenders.  Each Lender hereby severally
                     ----------------------
agrees as set forth in this Section.  If any Lender (a "Subject Lender") (a)
                                                        --------------
makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, (b) gives notice pursuant to
                         -----------  ---    ---
Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to
-----------
Base Rate Loans or any other change in the basis upon which interest is to accrue in respect of such Subject Lender's LIBO Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans,
(c) becomes a Non-Consenting Lender or (d) becomes a Non-Funding Lender, the Borrower may, within 180 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation) or within 180 days of such Lender becoming a Non-Consenting Lender or a Non-Funding Lender, as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its
    ------------------
intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in
 ------------------
such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to
Section 4.4, assign, in accordance with Section 10.11.1, all of its Commitments,
-----------                             ---------------
Loans and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without
             --------  -------
recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage in respect of the Revolving Loan Commitments of all outstanding Reimbursement Obligations as to which such Lender shall have made payments pursuant to Section 2.6.1, together with all accrued and unpaid interest and
            -------------
fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Subject Lender
                       ------------  ---     ---
hereunder. Upon the effective date of an assignment described above, the designated financial institution or Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

     SECTION V.1.  Initial Credit Extension.  The obligations of the Lenders
                   ------------------------
and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.
                            -----------

     SECTION V.1.1.  Resolutions, etc.  The Agents shall have received from each
                     ----------------
Obligor (a) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, and (b) a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

     SECTION V.1.2.  Delivery of Notes.  The Agents shall have received a Note
                     -----------------
in respect of each applicable Tranche, for each Lender that has requested a Note of such Tranche, duly executed and delivered by the Borrower.

     SECTION V.1.3.  Subsidiary Guaranty.  The Agents shall have received the
                     -------------------
Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary of the Borrower (other than any JV Subsidiary) that is in existence on the Closing Date (after giving effect to the Transaction).

     SECTION V.1.4.  Pledge Agreements, etc.  The Agents shall have received:
                     -----------------------

          (a) the AHC Guaranty and Pledge Agreement, dated as of the Closing Date, duly executed by an Authorized Officer of AHC, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of Holdco pledged thereunder, which certificates shall in each case be accompanied by undated instruments of transfer duly executed in blank;

          (b) the Holdco Guaranty and Pledge Agreement, dated as of the Closing Date, duly executed by an Authorized Officer of Holdco, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of Advanstar IH and the Borrower pledged thereunder, which certificates shall in each case be accompanied by undated instruments of transfer duly executed in blank; and

          (c) the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower and each U.S. Subsidiary that is a Restricted Subsidiary (other than any JV Subsidiary), as applicable, together with (except as provided in Section
                                                                      -------
     7.1.13)
     ------

               (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the applicable Pledge Agreement, which certificates shall in each case be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Capital Stock of a U.S. Subsidiary of such Obligor pledged pursuant to such Pledge Agreement are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock, and such other instruments and documents as the Administrative Agent shall deem necessary or in the reasonable opinion of the Administrative Agent desirable under applicable law to perfect the security interest of the Administrative Agent in such shares of Capital Stock;

               (ii) all promissory notes evidencing intercompany Indebtedness payable to the Borrower or any Subsidiary Guarantor duly endorsed to or accompanied by duly executed undated instruments of transfer to, the order of the Administrative Agent or in blank;

               (iii) executed UCC financing statements (Form UCC-1) naming such Obligor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, suitable for filing under the UCC of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent in the interests of such Obligor in the collateral pledged pursuant to the applicable Pledge Agreement (provided, however, that perfection of security interests in (1) motor
           --------  -------
          vehicles shall not be required and (2) certain intellectual property owned as of the Closing Date by the Borrower or its U.S. Subsidiaries shall be completed in accordance with Section 7.1.11);
                                                --------------

               (iv) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (other than Liens permitted under Section 7.2.3)
                                                   -------------

                    (A) in any collateral described in the applicable Pledge Agreement previously granted by any Person, and

                    (B) securing any of the Indebtedness to be repaid in connection with the Transaction on or prior to the Closing Date,

          together with such other UCC termination statements (Form UCC-3) as the Agents may reasonably request from such Obligor; and

               (v) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the Closing Date, listing all effective financing statements which name such Obligor (under its present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (iii) above, together with copies of such
                           ------------
          financing statements.

     SECTION V.1.5.  UCC Filing Service.  All UCC financing statements (Form
                     ------------------
UCC-1), termination statements (Form UCC-3) or other similar financing statements required pursuant to the Loan Documents (collectively, the "Filing
                                                                       ------
Statements") shall have been made available on the Closing Date to CT
----------
Corporation System or another similar filing service company reasonably acceptable to the Agents (the "Filing Agent"). The Filing Agent shall have
                               ------------
acknowledged in writing reasonably satisfactory to the Agents and their counsel
(i) the Filing Agent's receipt of all such Filing Statements, (ii) that such Filing Statements have either been submitted for filing in the appropriate filing offices therefor or will be submitted for filing in such appropriate offices within ten days of the Closing Date and (iii) that the Filing Agent will notify the Agents and their counsel of the result of such submissions within 30 days of the Closing Date.

     SECTION V.1.6.  Opinions of Counsel.  The Agents shall have received
                     -------------------
opinions, dated the Closing Date and addressed to the Agents and all Lenders, from

          (a) Davis Polk & Wardwell, special New York counsel to each of the Obligors, in form and substance satisfactory to the Agents;

          (b) Eric Lisman, Esq., General Counsel of the Borrower, in form and substance satisfactory to the Agents;

          (c) Heller Ehrman White & McAuliffe, special California counsel to the Obligors, in form and substance satisfactory to the Agents; and

          (d) Testa, Hurwitz & Thibeault, LLP, special Massachusetts counsel to the Obligors, in form and substance satisfactory to the Agents.

     SECTION V.1.7.  Reliance Letters.  The Agents shall, unless otherwise
                     ----------------
agreed, have received reliance letters, dated the Closing Date and addressed to each Lender and each Agent, in respect of each of the legal opinions (other than "disclosure" and other similar opinions) delivered in connection with the Transaction.

     SECTION V.1.8.  Solvency, etc.  The Agents shall have received a solvency
                     -------------
certificate (the "Solvency Certificate") from an Authorized Officer that is the
                  --------------------
chief financial or accounting officer of the Borrower, dated the Closing Date, substantially in the form of Exhibit F hereto.
                             ---------

     SECTION V.1.9.  Closing Date Certificate.  The Agents shall have received
                     ------------------------
the Closing Date Certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer that is the president, the chief executive officer or the chief financial or accounting officer of the Borrower. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent.

     SECTION V.1.10.  Transaction Documents.  The Agents shall have received
                      ---------------------
(with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed versions of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. Each Transaction Document shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Merger, the Equity Issuance or the Holdco Discount Debenture Issuance as set forth in the applicable Transaction Documents unless otherwise agreed to by the Required Lenders.

     SECTION V.1.11.  Consummation of Transaction.  The Agents shall have
                      ---------------------------
received evidence satisfactory to each of them that all actions necessary to consummate the Transaction shall have been, or shall concurrently with the making of the initial Credit Extension be, taken, the cash consideration paid to consummate the Transaction shall not exceed $911,500,000 (less the amount of the Rollover Equity) and the fees, penalties and expenses paid in connection with the Transaction (paid or invoiced on or prior to the Closing Date) do not exceed $31,500,000.

     SECTION V.1.12.  Financial Information, etc.  The Agents shall have
                      ---------------------------
received,

          (a) (i) the audited consolidated balance sheets of Holdco and its Subsidiaries as at December 31, 1998 and December 31, 1999, and the audited consolidated statements of operations and cash flows for the Fiscal Years ended December 31, 1997, December 31, 1998 and December 31, 1999, and (ii) the unaudited consolidated balance sheet of Holdco and its Subsidiaries as at June 30, 2000 and the related unaudited consolidated statements of operations for the Fiscal Quarter and the portion of the Fiscal Year then ended, and an unaudited consolidated statement of cash flows for the portion of the Fiscal Year then ended (collectively, the "Base Financial
                                                               ---- ---------
     Statements"); and
     ----------

          (b)  a pro forma consolidated balance sheet of Holdco and its
                 --- -----
     Subsidiaries as at June 30, 2000 (the "Pro Forma Financial Statements")
                                            ------------------------------
     certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the consummation of the Transaction and reflecting the proposed capital structure of the Borrower.

     SECTION V.1.13.  Payment of Outstanding Indebtedness, etc.  All
                      ----------------------------------------
Indebtedness identified in Item 7.2.2(a)(ii) ("Indebtedness to be Paid") of the
                           -----------------
Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full, the commitments in respect of such Indebtedness shall have been terminated and all Liens securing payment of any such Indebtedness shall have been, or shall concurrently with the making of the initial Credit Extensions be, released.

     SECTION V.1.14.  Litigation.  There shall exist no pending or threatened
                      ----------
material litigation, proceedings or investigations which (a) could reasonably be expected to materially, adversely affect the consummation of the Transaction or
(b) could reasonably be expected to have a Material Adverse Effect.

     SECTION V.1.15.  Insurance.  The Agents shall have received satisfactory
                      ---------
evidence of the existence of insurance in compliance with Section 7.1.4
                                                          -------------
(including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, pursuant to documentation reasonably satisfactory to the Agents and the Borrower.

     SECTION V.1.16.  Closing Fees, Expenses, etc.  The Agents and the Lead
                      ---------------------------
Arranger shall have received, each for its own respective account, or, in the case of the Administrative Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3
                                                                 ------------
and 10.3, if then invoiced.
    ----

     SECTION V.1.17.  Closing Date Leverage Ratio.  The Agents shall have
                      ---------------------------
received satisfactory evidence that the pro forma Leverage Ratio, after giving
                                        --- -----
effect to the Transaction, does not exceed 6.25:1 on the Closing Date.

     SECTION V.1.18.  Satisfactory Legal Form.  All documents executed or
                      -----------------------
submitted pursuant hereto by or on behalf of any Obligor, shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments that the Agents or their counsel shall have reasonably requested.

     SECTION V.2.  All Credit Extensions.  The obligation of each Lender and, if
                   ---------------------
applicable, the Issuer, to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.
                            -----------

     SECTION V.2.1.  Compliance with Warranties, No Default, etc.  Both before
                     -------------------------------------------
and after giving effect to any Credit Extension the following statements shall be true and correct:

          (a)  the representations and warranties set forth in Article VI and in
                                                               ----------
     each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (b) in the case of the making of any Revolving Loan or Swine Line Loan, or the issuance of any Letter of Credit, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, plus (ii) the aggregate amount of all Letter of Credit Outstandings, does not exceed the then existing Revolving Loan Commitment Amount; and

          (c)  no Default shall have then occurred and be continuing.

     SECTION V.2.2.  Credit Extension Request.  The Administrative Agent shall
                     ------------------------
have received a Borrowing Request if Loans are being requested, or an Issuance Request if the issuance or extension of a Letter of Credit is being requested. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are
                                                            -------------
true and correct.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Agents, the Issuers and each Lender as set forth in this
Article VI.
----------

     SECTION VI.1.  Organization, etc.  The Borrower and each of its Restricted
                    -----------------
Subsidiaries (a) is validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified to do business and is in good standing to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations in connection with the Transaction and its Obligations under the Loan Documents to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause
                                                                       ------
(c)(ii), where the failure to do so could not reasonably be expected to result
-------
in a Material Adverse Effect.

     SECTION VI.2.  Due Authorization, Non-Contravention, etc.  The execution,
                    -----------------------------------------
delivery and performance by each Obligor of each Loan Document executed or to be executed by it, and the Borrower's and, where applicable, each other Obligor's participation in the consummation of the Transaction, are within the Borrower's and each such Obligor's corporate, limited liability company, partnership or other similar powers, have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action, and do not (a) contravene such Obligor's Charter Documents, (b) contravene any contractual restriction (other than any such contractual restriction that shall have been waived on or prior to the Closing Date), law or governmental regulation or court decree or order binding on or affecting such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in, or require the creation or imposition of, any Lien on such Obligor's properties, except pursuant to the terms of a Loan Document.

     SECTION VI.3.  Government Approval, Regulation, etc.  No authorization or
                    ------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. All authorizations, approvals and other actions by, and all notices to and filings with, any governmental authority or regulatory body that are required pursuant to the Merger Agreement in connection with the Transaction have been duly obtained or made and are in full force and effect, except those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a

"holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION VI.4.  Validity, etc.  This Agreement constitutes, and each other
                    -------------
Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, a legal, valid and binding obligation of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy,
                          -----------
insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION VI.5.  Financial Information.  The Base Financial Statements and
                    ---------------------
the Pro Forma Financial Statements have been prepared (a) in the case of the Base Financial Statements, in accordance with GAAP consistently applied, (b) in the case of the Pro Forma Financial Statements on a basis substantially consistent with the basis used to prepare the Base Financial Statements. The Base Financial Statements present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the periods then ended. The Pro Forma Financial Statements include appropriate pro forma adjustments to give pro forma effect to the
                    --- -----                     --- -----
Transaction.

     SECTION VI.6.  No Material Adverse Change.  Since December 31, 1999, there
                    --------------------------
has occurred no event, circumstance or condition that constitutes a Material Adverse Effect.

     SECTION VI.7.  Litigation, etc.  There is no pending or, to the knowledge
                    ---------------
of the Borrower, threatened litigation, action, proceeding, arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7
                                                              --------
("Litigation") of the Disclosure Schedule. No development has occurred in any litigation, action or governmental investigation or other proceeding disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule which could reasonably be
   --------
expected to have a Material Adverse Effect.

     SECTION VI.8.  Subsidiaries.  After giving effect to the consummation of
                    ------------
the Transaction, the Borrower has only those Subsidiaries (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or
              --------
(b) which are permitted to have been acquired in accordance with Section 7.2.5
                                                                 -------------
or 7.2.8.
   -----

     SECTION VI.9.  Ownership of Properties.  Except to the extent that the
                    -----------------------
failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries owns good title to, or leasehold interests in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to Section 7.2.3.
                      -------------

     SECTION VI.10.  Taxes.  Each of Holdco, the Borrower and each of their
                     -----
respective Subsidiaries has filed all Federal, State and other material tax returns required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VI.11.  Pension and Welfare Plans.  During the twelve-consecutive-
                     -------------------------
month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in either case, is reasonably expected to lead to a liability to such Pension Plan in excess of $5,000,000.
No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise
   ---------
approved by the Agents (such approval not to be unreasonably withheld or delayed), since the date of the most recent financial statement delivered pursuant to the terms of this Agreement the Borrower has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, except as would not have a Material Adverse Effect.

     SECTION VI.12.  Environmental Matters.  Except as set forth in Item 6.12
                     ---------------------                          ---------
("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

          (a) all facilities and property owned or leased by the Borrower or any of its Subsidiaries are, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

          (b) there are no pending or threatened (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

          (c) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (d) no property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (e) to the knowledge of the Borrower, the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations in respect of any Environmental Law;

          (f) to the knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (g) to the knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition requiring remedial action to comply with any Environmental Law; and

          (h) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability to the Borrower or any of its Subsidiaries under any Environmental Law.

     SECTION VI.13.  Regulations U and X.  Neither the Borrower nor Holdco is
                     -------------------
engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used in violation of F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION VI.14.  Accuracy of Information.  All material factual information
                     -----------------------
concerning the financial condition, operations or prospects of the Borrower, Holdco and their respective Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Lender Party for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower, Holdco or any of their respective Subsidiaries to such Lender Party will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, as the case may be, taken as a whole, incomplete by omitting to state any fact necessary to make such information not materially misleading.

     Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such
                      --------  -------
assumptions, estimates, projections or opinions are based on factual matters, the Borrower has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

     SECTION VI.15.  Solvency.  The Transaction (including the incurrence of the
                     --------
initial Credit Extension hereunder, the execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. (S)101 et seq., as from time to time hereafter
                                  -- ---
amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, the Borrower is Solvent.


                                   ARTICLE VII

                                    COVENANTS

     SECTION VII.1.  Affirmative Covenants.  The Borrower agrees with the
                     ---------------------
Agents, the Issuers and each Lender that, until the Termination Date has occurred, the Borrower will perform the obligations set forth below.

     SECTION VII.1.1.  Financial Information, Reports, Notices, etc.  The
                       --------------------------------------------
Borrower will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-Q with the SEC, promptly following such filing), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statement of operations for such Fiscal Quarter and the related consolidated statements of operations and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the SEC on Form 10-Q, if any), certified by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Borrower;

          (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-K with the SEC, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the SEC on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of their report on such annual report by such accountants, they have become aware of any Default in respect of any term, covenant, condition or other provision of this Agreement (including any Default in respect of any of the financial covenants contained in Section 7.2.4) that relates to accounting matters that has
                  -------------
     occurred and is continuing and, if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof;

          (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, executed by an
                 ------- ---     ---
     Authorized Officer that is the president, the chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Borrower;

          (d) promptly and in any event within five Business Days after any executive or financial officer of the Borrower obtains knowledge of the occurrence of any Default, if such Default is then continuing, a statement of an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

          (e) promptly and in any event within five Business Days after (i) the occurrence of any development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 which could
                                                  -----------
     reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and of the action which
                           -----------
     the Borrower has taken or proposes to take with respect thereto;

          (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

          (g) as soon as practicable after the controller, chief financial or accounting officer or the chief executive officer of the Borrower or a member of the Borrower's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of clause (i) or
                                                                ------ ---
     (ii), could reasonably be expected to result in a contribution to such
     ----
     Pension Plan by (or a liability to) the Borrower or a member of the Borrower's Controlled Group in excess of $5,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $5,000,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond to the PBGC or such Pension Plan in an amount in excess of $5,000,000 or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit as a result of a change in the level or scope of benefits thereunder, notice thereof and copies of all documentation relating thereto;

          (h) concurrently with the delivery of the financial information required pursuant to clauses (a) and (b) above, the Borrower will notify
                          ------- ---     ---
     the Administrative Agent of any changes in GAAP that resulted in a different calculation in the financial statements than would have resulted had GAAP not changed; and

          (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION VII.1.2.  Compliance with Laws, etc.  The Borrower will, and will
                       -------------------------
cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (a) except as otherwise permitted under Section 7.2.8, the maintenance and
                                    -------------
preservation of its existence and qualification as a foreign business entity, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or such Subsidiary or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its or such Subsidiary's books.

     SECTION VII.1.3.  Maintenance of Properties.  Except to the extent that the
                       -------------------------
failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION VII.1.4.  Insurance.  The Borrower will, and will cause each of its
                       ---------
Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section.

     SECTION VII.1.5.  Books and Records.  The Borrower will, and will cause
                       -----------------
each of its Restricted Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, the Issuers and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each Fiscal Year, to visit its business offices, to discuss its financial matters with its officers and, after notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower's financial matters with each Issuer and each Lender or its representatives, whether or not any representative of the Borrower is present so long as the Borrower has been afforded a reasonable opportunity to be present) and to examine, and to photocopy extracts from, any of its books or other financial records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender, except that the Administrative Agent may make one such visit each Fiscal Year and the cost and expense thereof shall be borne by the Borrower.

     SECTION VII.1.6.  Environmental Covenant.  The Borrower will, and will
                       ----------------------
cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties which relate to environmental matters or compliance with Environmental Laws which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

          (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
     Section 7.1.6.
     -------------

     SECTION VII.1.7.  Future Subsidiaries.  (a) Upon any Person becoming, after
                       -------------------
the Closing Date, a Future Pledged Foreign Subsidiary or a U.S. Subsidiary that is a Restricted Subsidiary, or upon the Borrower or any such Subsidiary acquiring additional Capital Stock of any existing Subsidiary that is a Restricted Subsidiary and a U.S. Subsidiary or a Future Pledged Foreign Subsidiary, the Borrower shall notify the Agents of such acquisition, and

          (i) the Borrower shall promptly cause such U.S. Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Pledge and Security Agreement (and, if such U.S. Subsidiary owns any real property, to the extent required by clause (b) of Section 7.1.8, a
                                         ----------    -------------
     Mortgage), together with UCC financing statements (form UCC-1) executed and delivered by such U.S. Subsidiary naming such U.S. Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the UCC and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Pledge and Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles); and

          (ii) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement or other supplement thereto) certificates (if any) representing all of the issued and outstanding Capital Stock of such Subsidiary owned by the Borrower or any U.S. Subsidiary that is a Restricted Subsidiary, as the case may be, along with undated instruments of transfer for such certificates, executed in blank, or, if any Capital Stock of a U.S. Subsidiary subject thereto is comprised of uncertificated securities or is held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC applicable to the perfection of such securities) over such Capital Stock, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement, together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Foreign Subsidiary
--------  -------
shall be required to execute and deliver a Mortgage or a supplement to the Subsidiary Guaranty or the Subsidiary Pledge and Security Agreement, nor will the Borrower or any U.S. Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the Capital Stock of a Foreign Subsidiary.

     (b) The parties hereto hereby acknowledge that no JV Subsidiary shall have an obligation to become a Subsidiary Guarantor or an Obligor or to enter into the Subsidiary Guaranty or the Subsidiary Pledge and Security Agreement or any supplement to either of them.

     SECTION VII.1.8.  Future Acquisitions of Leased, Real or Other Property.
                       -----------------------------------------------------

          (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries that is a Restricted Subsidiary (other than a JV Subsidiary) to, use its best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries that are Restricted Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $3,000,000.

          (b) In the event that the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries (other than a JV Subsidiary) shall acquire any real property having a market value in excess of $3,000,000, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Secured Parties, and provide the Administrative Agent with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to Liens permitted by Section 7.2.3, against
                                                        -------------
     the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Secured Parties, in amounts and in form and substance and issued by insurers, in each case reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted by
     Section 7.2.3 or as approved by the Agents, and such policies shall also
     -------------
     include, to the extent available on commercially reasonable terms (as determined by the Agents in their sole discretion), a revolving credit endorsement and such other endorsements as the Agents shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (iii) such other approvals, opinions, or documents as the Agents may reasonably request.

          (c) In accordance with the terms and provisions of the Pledge Agreements, the Borrower and each U.S. Subsidiary that is a Restricted Subsidiary (other than a JV Subsidiary) shall provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by
     Section 7.2.3, against all property acquired after the Closing Date
     -------------
     (excluding motor vehicles, leases of real property and (except to the extent required under clause (b) of this Section 7.1.8) fee interests in
                           ----------         -------------
     real property) and not otherwise subject to Section 7.1.11 or 7.1.12.
                                                 --------------    ------

     SECTION VII.1.9.  Use of Proceeds, etc.  The Borrower shall
                       --------------------

          (a)  apply the proceeds of the Loans

               (i) in the case of the Initial Term Loans, to pay, in part, the cash portion of the obligations of Holdco in connection with the Merger, refinance certain Indebtedness of the Borrower and to pay the transaction fees and expenses associated with the Transaction; provided, however, that the aggregate amount of such transaction fees
          --------  -------
          and expenses shall not exceed $31,500,000; and

               (ii) in the case of Revolving Loans, Swing Line Loans and any Additional Term Loans, for working capital and general corporate purposes of the Borrower and its Subsidiaries; and

          (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and its Subsidiaries.

     SECTION VII.1.10.  Hedging Obligations.  Within six months following the
                        -------------------
Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into interest rate swap, cap, collar or similar arrangements (including such Indebtedness accruing interest at a fixed rate by its terms) designed to protect the Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans and the Senior Subordinated Debt for a period of at least three years from the Closing Date, with terms reasonably satisfactory to the Borrower and the Agents.

     SECTION VII.1.11.  Intellectual Property.  The Borrower will deliver to the
                        ---------------------
Administrative Agent no later than 60 days after the Closing Date instruments or documents, in appropriate form for filing with the United States Patent and Trademark Office and the United States Copyright Office, sufficient to create and perfect a security interest in all intellectual property owned as of the Closing Date by the Borrower and the U.S. Subsidiaries that are Restricted Subsidiaries (other than JV Subsidiaries) as identified in
Item 7.1.11 ("Intellectual Property") of the Disclosure Schedule.
-----------   ------------ --------

     SECTION VII.1.12.  Mortgages.  The Borrower shall deliver to the
                        ---------
Administrative Agent, no later than 60 days after the Closing Date, as mortgagee for the ratable benefit of the Secured Parties, counterparts of a Mortgage relating to each property listed on Item 7.1.12 ("Mortgaged Properties") of the
                                    -----------
Disclosure Schedule, each dated as of the date of such delivery, duly executed by the Borrower or the applicable U.S. Subsidiary that is a Restricted Subsidiary, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties
                                   -------------
     purported to be covered thereby;

          (b) mortgagee's title insurance policies in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Secured Parties, in amounts and in form and substance and issued by insurers, in each case reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted by Section 7.2.3 or as approved by the
                                             -------------
     Agents, and such policies shall also include, to the extent available on commercially reasonable terms, a revolving credit endorsement and such other endorsements as the Administrative Agent shall reasonably request (provided, however, that if the Administrative Agent requests, any survey endorsement or coverage other than with respect to the existing survey, if any, of the Mortgaged Property that was previously delivered to the Borrower or any of its Subsidiaries or in the possession of the Borrower or any of its Subsidiaries on the Closing Date, then the 60-day period referred to in the lead-in to this Section shall be extended by an additional 30 days) and shall be accompanied by evidence of the payment in full of all premiums thereon; and

          (c) such other approvals, opinions or documents as the Agents may reasonably request.

     SECTION VII.1.13.  Post-Closing Pledges.  No later than 30 days after the
                        --------------------
Closing Date, the Borrower shall deliver to the Administrative Agent the certificates evidencing all of the issued and outstanding shares of Capital Stock of Advanstar Holdings GmbH and Advanstar Editora e Comunicacoes ltda. pledged pursuant to a Pledge Agreement and not delivered on the Closing Date, which certificates shall in each case be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Capital Stock are uncertificated, the Borrower shall take, or cause to be taken, appropriate steps under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement.

     SECTION VII.1.14.  Material Subsidiaries.  The Borrower shall designate one
                        ---------------------
or more Restricted Subsidiaries of the Borrower as Material Subsidiaries if, in the absence of such designation, the aggregate gross revenues, assets or EBITDA of all Restricted Subsidiaries of the Borrower that are not Material Subsidiaries would exceed 5% of the gross revenues, assets or EBITDA of the Borrower and its Restricted Subsidiaries, on a consolidated basis.

     SECTION VII.2.  Negative Covenants.  The Borrower agrees with the Agents
                     ------------------
and each Lender that, until the Termination Date has occurred, the Borrower will perform the obligations set forth in this Section 7.2.
                                          -----------

     SECTION VII.2.1.  Business Activities.  The Borrower will not, and will not
                       -------------------
permit any Restricted Subsidiary to, engage in any business activity, except the business activities of the type in which the Borrower and the Restricted Subsidiaries are engaged on the date hereof (after giving effect to the Transaction) and any businesses reasonably ancillary, incidental or related thereto.

     SECTION VII.2.2.  Indebtedness.  The Borrower will not, and will not permit
                       ------------
any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, except, without duplication:

          (a) (i) Indebtedness outstanding on the Closing Date, or incurred pursuant to commitments or lines of credit outstanding on the Closing Date, which Indebtedness or commitments are identified in Item 7.2.2(a)(i)
                                                         ----------------
     ("Ongoing Indebtedness") of the Disclosure Schedule, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness or commitments so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness or commitments so refinanced or replaced; and
     (ii) until the Closing Date, Indebtedness identified in Item 7.2.2(a)(ii)
                                                             -----------------
     ("Indebtedness to be Paid") of the Disclosure Schedule;

          (b)  Indebtedness in respect of the Obligations;

          (c) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is represented by Capitalized Lease Liabilities, mortgage financings or purchase money obligations (but only to the extent otherwise permitted by Section 7.2.7); provided, however, that the maximum aggregate
                  -------------   --------  -------
     amount of all Indebtedness permitted under this clause, together with the aggregate principal amount of Indebtedness incurred pursuant to clause (f)
                                                                     ----------
     of this Section 7.2.2, shall not at any time exceed $30,000,000;
             -------------

          (d) intercompany Indebtedness of (i) (x) any Subsidiary Guarantor owing to the Borrower or any Restricted Subsidiary or (y) the Borrower owing to any Restricted Subsidiary, and (ii) any Foreign Subsidiary that is a Restricted Subsidiary (other than any Consolidated JV) owing to the Borrower or any Subsidiary Guarantor; provided, however, that the aggregate
                                           --------  -------
     principal amount of Indebtedness incurred pursuant to this clause (d)(ii)
                                                                --------------
     (other than any such Indebtedness constituting Exempted Foreign Intercompany Transactions), together with the aggregate principal amount of Indebtedness incurred pursuant to clause (h) of this Section 7.2.2 and the
                                       ----------         -------------
     aggregate amount of Investments made in Foreign Subsidiaries pursuant to clause (j)(iii) of Section 7.2.5 (other than any such Investments
     ---------------    -------------
     constituting Exempted Foreign Intercompany Transactions), shall not exceed $50,000,000 at any time outstanding; provided further that in the case of
                                          -------- -------
     any Indebtedness described in this clause which is owing to the Borrower or any Subsidiary Guarantor, (1) to the extent requested by the Agents, such Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which shall be duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement, and (2) in the case of any such Indebtedness owed by a Person other than the Borrower or a Subsidiary Guarantor, such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar or, if denominated in any currency other than Dollars, such currency) in cash unless the Agents otherwise consent;

          (e) Indebtedness in respect of Senior Subordinated Debt and unsecured guarantees from Subsidiary Guarantors subordinated to the Obligations in respect of any Senior Subordinated Debt; provided, however, that with
                                              --------  -------
     respect to the issuance of any Senior Subordinated Debt (other than the Bridge Notes or the New Senior Subordinated Notes) after the Closing Date,
     (i) prior to the issuance thereof, no Default shall have occurred and be continuing, (ii) after giving pro forma effect to such issuance, (A) no
                                   --- -----
     Default shall have occurred and be continuing (with the covenants contained in Section 7.2.4 hereof computed as at the last day of the most recently
        -------------
     ended Fiscal Quarter of the Borrower for which financial statements shall have been delivered pursuant to clause (a) or clause (b) of Section 7.1.1
                                     ----------    ----------    -------------
     and, where applicable, as if such issuance had occurred on the first day of each relevant period for testing such compliance) and (B) in any event, the Leverage Ratio shall not exceed 6.00:1, and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of a Authorized Officer certifying as to the matters specified in clauses (i) and (ii) above,
                                               -----------     ----
     together with copies of all documentation entered into by the Borrower or any Subsidiary Guarantor in connection with such issuance;

          (f) Assumed Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount, together with the aggregate principal amount of Indebtedness incurred pursuant to clause (c) of this
                                                           ----------
     Section 7.2.2, not to exceed $30,000,000 at any time outstanding;
     -------------

          (g) Hedging Obligations of the Borrower or any of its Restricted Subsidiaries in respect of the Credit Extensions or otherwise entered into by the Borrower or any Restricted Subsidiary to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business of the Borrower and the Restricted Subsidiaries and not for speculative purposes;

          (h) Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, however, that the aggregate principal amount of
                  --------  -------
     Indebtedness incurred pursuant to this clause, together with the aggregate principal amount of Indebtedness incurred pursuant to clause (d)(ii) of
                                                           --------------
     this Section 7.2.2 (other than any such Indebtedness constituting Exempted
          -------------
     Foreign Intercompany Transactions) and the aggregate amount of Investments made in Foreign Subsidiaries pursuant to clause (j)(iii) of Section 7.2.5
                                              ---------------    -------------
     (other than any such Investments constituting Exempted Foreign Intercompany Transactions), shall not exceed $50,000,000 at any time outstanding;

          (i) Indebtedness of any Foreign Subsidiary owing to any other Foreign Subsidiary; and

          (j) other unsecured Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $15,000,000;

provided, however, that (i) no Indebtedness otherwise permitted by clause (c),
--------  -------                                                  ----------
(d) (as such clause (d) relates to loans made by the Borrower or any Subsidiary
---          ----------
Guarantor to Restricted Subsidiaries which are not party to a Subsidiary Guaranty), (f), (h) or (j) may be incurred if, immediately before or after
           ---  ---    ---
giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and (ii) all such Indebtedness of the type described in clause
                                                                    ------
(d)(i)(y) above that is owed to Subsidiaries that are not Subsidiary Guarantors
---------
shall be subordinated, in writing, to the Obligations upon terms satisfactory to the Agents.

     SECTION VII.2.3.  Liens.  The Borrower will not, and will not permit any
                       -----
Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a)(i) Liens existing on the Closing Date and identified in Item 7.2.3(a)(i) ("Ongoing Liens") of the Disclosure Schedule and extensions and renewals thereof; provided, however, that no such extension or renewal
                       --------  -------
     shall increase the obligations secured by such Lien, extend such Lien to additional assets or otherwise result in a Default hereunder, and (ii) until the Closing Date, Liens securing Indebtedness identified in Item
                                                                       ----
     7.2.2(a)(ii) ("Indebtedness to be Paid") of the Disclosure Schedule;
     ------------

          (b) Liens securing payment of the Obligations or any obligation under any Rate Protection Agreement granted pursuant to any Loan Document;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;
                                ----------    -------------

          (d) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, bankers, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, performance or appeal bonds or other obligations of a like nature;

          (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or a letter of credit or (subject to a customary deductible) by insurance maintained with responsible insurance companies and Liens in existence less than 30 days, which Liens secure any such bond or reimbursement obligation with respect to such letter of credit;

          (h) (i) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Restricted Subsidiary in the ordinary course of their business of the property subject thereto; and (ii) in the case of any property covered by a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by the Agents insuring the Mortgage (provided, however, that upon certification by the Borrower
                   --------  -------
     that an easement, right-of-way, restriction, reservation, permit, servitude or other similar encumbrance granted or to be granted by the Borrower or any such Restricted Subsidiary does not materially detract from the value of or materially impair the use by the Borrower or such Restricted Subsidiary in the ordinary course of its business of the property subject to or to be subject to such encumbrance, the Administrative Agent shall execute such documents as are reasonably requested to subordinate its Mortgage to such encumbrance);

          (i) leases or subleases granted by the Borrower or any Restricted Subsidiary to any other Person in the ordinary course of business;

          (j) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each
                                                       -------------
     case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

          (k) Liens of sellers of goods to the Borrower and the Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (l) Liens securing Assumed Indebtedness of the Borrower and the Restricted Subsidiaries permitted pursuant to clause (f) of Section 7.2.2;
                                                   ----------    -------------
     provided, however, that (i) any such Liens attach only to the property of
     --------  -------
     the Subsidiary acquired, or the property acquired, in connection with such Assumed Indebtedness and shall not attach to any assets of the Borrower or any Restricted Subsidiaries theretofore existing or which arise after the date thereof (other than as proceeds of the property otherwise permitted to be subject to such Lien) and (ii) the Assumed Indebtedness and other secured Indebtedness of the Borrower and its Restricted Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

          (m) Liens on assets of Foreign Subsidiaries of the Borrower securing Indebtedness permitted pursuant to clause (h) or (i) of Section 7.2.2;
                                        ----------    ---    -------------

          (n) Liens on the Capital Stock of Unrestricted Subsidiaries securing Debt incurred by such Unrestricted Subsidiaries;

          (o) Liens on cash and Cash Equivalent Investments constituting amounts applied to defease (including legal defeasance and covenant defeasance) Existing Senior Subordinated Notes;

          (p) Liens on the cash proceeds of New Senior Subordinated Notes, and on Cash Equivalent Investments acquired with such proceeds, securing such New Senior Subordinated Notes pending application thereof to refinance, repay, repurchase or defease (including legal defeasance and covenant defeasance) Existing Senior Subordinated Notes or, to the extent not so used, to redeem, repay or repurchase such New Senior Subordinated Notes or repay Loans in accordance with clause (a) of
                                                                 ----------
     Section 3.1.1; and
     -------------

          (q) other Liens securing Indebtedness in an aggregate principal amount not to exceed $3,000,000.

     SECTION VII.2.4.  Financial Covenants.
                       -------------------

          (a)  Leverage Ratio.  The Borrower will not permit the Leverage Ratio
               --------------
     as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                   PERIOD                      Leverage Ratio
                   ------                      --------------

           Closing Date to 03/31/01               6.50:1

           04/01/01 to 09/30/01                   6.25:1

           10/01/01 to 03/31/02                   5.90:1

           04/01/02 to 09/30/02                   5.75:1

           10/01/02 to 03/31/03                   5.40:1

           04/01/03 to 06/30/03                   5.25:1

           07/01/03 to 09/30/03                   5.00:1

           10/01/03 to 03/31/04                   4.50:1

           04/01/04 to 09/30/04                   4.25:1

           10/01/04 and thereafter                4.00:1

          (b)  Fixed Charge Coverage Ratio.  The Borrower will not permit the
               ---------------------------
     Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:




                                                  Fixed Charge
                   Period                        Coverage Ratio
                   ------                        --------------

          Closing Date to 06/30/03                  1.00:1

          07/01/03 to12/31/05                       1.05:1

          01/01/06 and thereafter                   1.00:1

     SECTION VII.2.5.  Investments.  The Borrower will not, and will not permit
                       -----------
any of its Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  (i) Investments existing on the Closing Date and identified in
     Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule and
     -------------
     extensions or renewals thereof; provided, however, that no such extension
                                     --------  -------
     or renewal shall be permitted under this clause (a)(i) if it would (x)
                                              -------------
     increase the amount of such Investment at the time of such extension or renewal or (y) result in a Default hereunder and (ii) Investments resulting from the conversion or recharacterization of Ongoing Investments (including the conversion of any Ongoing Investments constituting equity Investments into debt Investments); provided, however, that no such Investment may be
                             --------  -------
     made in reliance on this clause (a)(ii) if such Investment would require,
                              -------------
     at the time of the making thereof, the contribution or other payment by the Borrower or any Subsidiary Guarantor of any additional cash or other assets to any Subsidiary that is not a Subsidiary Guarantor;

          (b)  Cash Equivalent Investments;

          (c)  Investments permitted as Indebtedness pursuant to Section 7.2.2;
                                                                 -------------

          (d)  Investments permitted as Capital Expenditures pursuant to Section
                                                                         -------
     7.2.7 (including any such Investments which would otherwise constitute
     -----
     Capital Expenditures but for the operation of clause (i) of the proviso to
                                                   ----------
     the definition of "Capital Expenditures");
                        --------------------

          (e) Investments made by the Borrower or any of its Restricted Subsidiaries, solely with proceeds which have been contributed, directly or indirectly after the Closing Date, to the Borrower or such Restricted Subsidiary as cash equity from direct or indirect holders of Holdco's Capital Stock for the purpose of making an Investment identified in a notice to the Agents on or prior to the date that such capital contribution is made, which Investments shall result in the Borrower or such Restricted Subsidiary acquiring a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest already maintained by the Borrower or such Restricted Subsidiary;

          (f) Investments to the extent the consideration received pursuant to clause (c)(i) of Section 7.2.9 is not all cash;
     -------------    -------------

          (g) Investments in the form of loans to officers, directors and employees of the Borrower and its Restricted Subsidiaries (other than any Consolidated JV) for the sole purpose of purchasing Holdco Capital Stock or the Capital Stock of any Person that directly or indirectly holds Holdco Capital Stock or of refinancing any such loans made by others (or purchases of such loans made by others);

          (h) Letters of Credit issued in support of, and guarantees by the Borrower or any Restricted Subsidiary of, Indebtedness permitted under clauses (b), (c) and (g) of Section 7.2.2;
     -----------  ---     ---    -------------

          (i) Investments made or held by any Foreign Subsidiary of the Borrower that is a Restricted Subsidiary in any other Foreign Subsidiary of the Borrower that is a Restricted Subsidiary;

          (j) (i) Investments of the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary in the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary (other than any Consolidated JV), (ii) Investments by the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary in a Foreign Subsidiary of the Borrower that is a Restricted Subsidiary (other than any Consolidated
     JV) in connection with the creation of such Foreign Subsidiary (provided,
                                                                     --------
     however, that in the case of clause (j)(ii), such Investment is in the form
     -------                      --------------
     of Capital Stock of one or more other Foreign Subsidiaries), and (iii) equity Investments of the Borrower or any Subsidiary Guarantor in Foreign Subsidiaries; provided, however, that the aggregate amount of Investments
                   --------  -------
     made pursuant to clause (j)(iii) (other than any such Investments
                      ---------------
     constituting Exempted Foreign Intercompany Transactions), together with the aggregate principal amount of Indebtedness incurred pursuant to clause
                                                                     ------
     (d)(ii) of Section 7.2.2 (other than any such Indebtedness (x) into which
     -------    -------------
     any Investment by the Borrower or a Subsidiary Guarantor in a Foreign Subsidiary that was outstanding on the Closing Date was converted, (y) incurred to finance any acquisition permitted hereunder or (z) outstanding on the Closing Date) and clause (h) of Section 7.2.2, shall not exceed
                              ----------    -------------
     $50,000,000 at any time outstanding;

          (k)  Investments constituting Permitted Acquisitions;

          (l)  extensions of trade credit in the ordinary course of business;

          (m)  Investments in Hedging Obligations permitted hereunder;

          (n) Investments made by the Borrower or any Subsidiary Guarantor in Advanstar IH and Advanstar.com in an aggregate amount not to exceed $30,000,000; provided, however, that any such Investments shall consist
                  --------  -------
     solely of loans made to Advanstar IH and/or Advanstar.com and, (i) to the extent requested by the Agents, shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which shall be duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement, and (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents otherwise consent;

          (o) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business;

          (p) Investments consisting of the purchase by the Borrower and the Restricted Subsidiaries of the Capital Stock of SeCA and Advanstar Wideband not owned by them on the Closing Date;

          (q) Investments in Joint Ventures in an aggregate amount not to exceed $30,000,000 over the term of this Agreement;

          (r)  Investments consisting of transactions permitted pursuant to clause (a) or (c) of Section 7.2.8; and
     ----------    ---    -------------

          (s) other Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding;

provided, however, that
--------  -------

          (t) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (u)  no Investment otherwise permitted by clause (c) (except to the
                                                    ----------
     extent permitted under Section 7.2.2), (g), (h) (to the extent that the
                            -------------   ---  ---
     applicable Letter of Credit relates to Indebtedness permitted under clause
                                                                         ------
     (c) of Section 7.2.2), (k), (n), (q) or (s) shall be permitted to be made
     ---    -------------   ---  ---  ---    ---
     if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION VII.2.6.  Restricted Payments, etc.
                       ------------------------

          (a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any Restricted Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any Subsidiary to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower; and

          (b) the Borrower will not, and will not permit any Restricted Subsidiary to, (i) directly or indirectly make any payment or prepayment of principal of, or make any payment of interest on, any Senior Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the Senior Subordinated Debt Documents or which would violate the subordination provisions of such Senior Subordinated Debt, or (ii) redeem, purchase or defease any Senior Subordinated Debt;

(the foregoing prohibited acts referred to in clauses (a) and (b) above are
                                              -----------     ---
herein collectively referred to as "Restricted Payments"); provided, however,
                                    ---------- --------    --------  -------
that

          (c) the Borrower shall be permitted to make Restricted Payments to Holdco to the extent necessary to enable Holdco to

               (i) pay its overhead expenses (including advisory fees in an amount not to exceed $1,000,000 in the aggregate in any Fiscal Year) in an amount not to exceed $5,000,000 in the aggregate in any Fiscal Year;

               (ii) pay taxes arising out of the Borrower's and the Restricted Subsidiaries' operations; and

               (iii) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, the Borrower shall be in pro forma compliance with the
                                            --- -----
          covenant set forth in clause (a) of Section 7.2.4 for the most recent
                                ----------    -------------
          full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section
                                         ----------    ----------    -------
          7.1.1, and (C) an Authorized Officer of the Borrower shall have
          -----
          delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Borrower's pro forma compliance with the covenant
                                        --- -----
          set forth in clause (a) of Section 7.2.4 in reasonable detail)
                       ----------    -------------
          certifying as to the accuracy of clauses (c)(iii)(A) and (c)(iii)(B)
                                                   -----------     -----------
          above,

                    (x) repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdco, or any warrant, option or other right to acquire any such Capital Stock of Holdco or the Capital Stock of any Person that directly or indirectly holds the Capital Stock of Holdco, held by any director, member of management or an employee of the Borrower or any of its Restricted Subsidiaries pursuant to any employment agreement, management equity subscription agreement, restricted stock plan, stock option agreement or other similar arrangement so long as the total amount of such repurchases, redemptions, acquisitions, retirements and payments shall not exceed (1) $15,000,000 over the term of this Agreement plus (2) the aggregate cash proceeds and aggregate principal amount of any notes received by the Borrower during such calendar year from any reissuance of Capital Stock of Holdco, and warrants, options and other rights to acquire Capital Stock of Holdco, by Holdco or the Borrower to directors, members of management and employees of the Borrower and its Restricted Subsidiaries (to the extent such proceeds are not otherwise required to be applied pursuant to clause (d) of Section 3.1.1);
                                                  ----------    --------------
               and

                    (y) make cash payments of interest with respect to the Holdco Discount Debentures in accordance with the terms thereof;

          (d) the Borrower may make Restricted Payments included in the Transaction;

          (e) the Borrower may redeem the Existing Senior Subordinated Notes pursuant to the Existing Senior Subordinated Notes Redemption Offer and may redeem or defease any Existing Senior Subordinated Notes not tendered in response to the Existing Senior Subordinated Notes Redemption Offer;

          (f) the Borrower may redeem, repay or repurchase New Senior Subordinated Notes with the proceeds of New Senior Subordinated Notes to the extent that such proceeds are not used to redeem, repay, repurchase or defease (including legal defeasance and covenant defeasance) Existing Senior Subordinated Notes or Bridge Notes;

          (g) if any Bridge Notes are issued, the Borrower may redeem such Bridge Notes with the proceeds of any Permanent Financing; and

          (h) the Borrower may pay up to $10,000,000 to redeem, refinance, repay or repurchase any Senior Subordinated Debt; provided, however, that
                                                       --------  -------
     (i) any such payment must be made withing 270 days of the Closing Date and
     (ii) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment.

     SECTION VII.2.7.  Capital Expenditures, etc.  With respect to Capital
                       -------------------------
Expenditures, the parties covenant and agree as follows:

          (a) The Borrower will not, and will not permit any Restricted Subsidiary to, make or commit to make Capital Expenditures in any Fiscal Year ending on or after December 31, 2000, except Capital Expenditures of the Borrower and its Restricted Subsidiaries not to exceed (i) an amount (the "Base Amount") equal to $15,000,000 in any Fiscal Year, plus (ii) an
           -----------
     aggregate amount in addition to the Base Amount over the term of this Agreement equal to $15,000,000.

          (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of (i)
                                    ----------
     the amount of Capital Expenditures actually made with cash capital contributions made to the Borrower or any Restricted Subsidiary, directly or indirectly, by any Person other than the Borrower and the Restricted Subsidiaries after the Closing Date and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Agents on or about the time such capital contribution or equity issuance is made (but in any event prior to the time of the Capital Expenditure made with such capital contribution or equity issuance) (provided, however,
                                                         --------  -------
     that, to the extent such cash capital contributions or any proceeds from such equity issuance constitute Net Equity Proceeds arising from the issuance by AHC, Holdco or the Borrower of their respective Capital Stock, only that portion of such Net Equity Proceeds which is not required to be applied as a prepayment pursuant to clause (d) of Section 3.1.1 may be used
                                         ----------    -------------
     for Capital Expenditures pursuant to this clause (b)) and (ii) any portion
                                               ----------
     of any acquisition that is permitted under Section 7.2.5 (other than
                                                -------------
     pursuant to clause (d) thereof) that is accounted for as a Capital
                 ----------
     Expenditure.

     SECTION VII.2.8.  Consolidation, Merger, etc.  The Borrower will not, and
                       --------------------------
will not permit any Restricted Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except

          (a) any such Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving Person of such combination or merger) or any other Restricted Subsidiary, and the assets or Capital Stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Borrower or any other Restricted Subsidiary; provided, however, that
                                                  --------  -------
     notwithstanding the above, a Restricted Subsidiary may only liquidate or dissolve into, or merge with and into, another Restricted Subsidiary if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent;

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any Restricted Subsidiary may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Restricted Subsidiary, or acquire such Person by merger (so long as, if the Borrower is a party to such combination or merger, the Borrower is the surviving Person of such combination or merger), if permitted (without duplication) pursuant to
     Section 7.2.7 or clauses (e), (f), (k), (o), (q) or (s) of Section 7.2.5;
     -------------    -----------  ---  ---  ---  ---    ---    -------------

          (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower and Art Expositions International, Inc. may liquidate Advanstar Communications Asia Pacific within 30 days of the Closing Date; and

          (d) the Borrower and its Restricted Subsidiaries may consummate the Transaction.

     SECTION VII.2.9.  Asset Dispositions, etc.  The Borrower will not, and will
                       -----------------------
not permit any Restricted Subsidiary to, Dispose or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Restricted Subsidiaries) to any Person, unless:

          (a) such Disposition is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and the Restricted Subsidiaries' assets, taken as a whole) or is of obsolete or worn out property, (ii) permitted by Section 7.2.8, or (iii) between the
                                          -------------
     Borrower and one of its Restricted Subsidiaries or between Restricted Subsidiaries of the Borrower;

          (b)  such Disposition constitutes (i) an Investment permitted under
     Section 7.2.5, (ii) a Lien permitted under Section 7.2.3, or (iii) a
     -------------                              -------------
     Restricted Payment permitted under Section 7.2.6;
                                        -------------

          (c) (i) such Disposition is for fair market value and the consideration consists of no less than 75% in cash or is a Lien permitted under the proviso to clause (h) of Section 7.2.3, (ii) the Net Disposition
               -------    ----------    -------------
     Proceeds received from such Dispositions, together with the Net Disposition Proceeds of all other Dispositions made pursuant to this clause (c) does
                                                              ----------
     not exceed (individually or in the aggregate) $40,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease (except leases or subleases pursuant to clause (i) of Section 7.2.3), contribution or conveyance, is
                 ----------    -------------
     reinvested in the business of the Borrower and its Restricted Subsidiaries or, to the extent required thereunder, is applied to prepay the Loans pursuant to the terms of Section 3.1.1;
                              -------------

          (d) such Disposition results from a casualty or condemnation in respect of such property or assets; or

          (e) such Disposition consists of the sale or discount of overdue accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof.

     SECTION VII.2.10.  Modification of Certain Agreements.  The Borrower will
                        ----------------------------------
not, and will not permit any Restricted Subsidiary to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Investors Agreement, any Senior Subordinated Debt Document or any Transaction Document or any schedules, exhibits or agreements related thereto (the "Restricted Agreements"),
                                                        ---------------------
in each case which would materially adversely affect the rights or remedies of the Lenders or any Obligor's ability to perform under any Loan Document or which would (a) increase the cash consideration payable in respect of the Merger, (b) in the case of the Merger Agreement, increase the Borrower's or any of its Restricted Subsidiaries' obligations or liabilities, contingent or otherwise (other than adjustments to the cash consideration payable in respect of the Acquisition made pursuant to the terms of the Merger Agreement), (c) in the case of any Senior Subordinated Debt Document, increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to the Indebtedness evidenced by such Senior Subordinated Debt Document, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to the Borrower or any of its Restricted Subsidiaries (other than, in the case of the Bridge Notes, if any, a change that conforms to a corresponding change to the provisions hereof) or (d) in the case of any Senior Subordinated Debt Document, change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this clause
                                                                          ------
(d)), the effect of such amendment or change, individually or together with all
---
other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Subordinated Debt, (or a trustee or other representative on their behalf).

     SECTION VII.2.11.  Transactions with Affiliates.  The Borrower will not,
                        ----------------------------
and will not permit any Restricted Subsidiary to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than any Obligor or any other Restricted Subsidiary of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Restricted Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Restricted Subsidiary with a Person which is not one of its Affiliates; provided, however
                                                             --------  -------
that the Borrower and its Restricted Subsidiaries shall be permitted to (a) enter into and perform their obligations, or take any actions contemplated or permitted, under the Transaction Documents and the Investors Agreement, (b) make any Restricted Payment permitted under Section 7.2.6, (c) enter into and perform
                                       -------------
their obligations under arrangements with DLJ and its Affiliates for underwriting, investment banking and advisory services (including payments of the fees in respect of advisory services referred to in clause (c)(i) of Section
                                                        -------------    -------
7.2.6) on usual and customary terms, (d) make payment of reasonable and
-----
customary fees and reimbursement of expenses payable to directors of Holdco and AHC, (e) enter into employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and pay reasonable fees in connection therewith and (f) perform their obligations under any agreement in effect on the Closing Date with, or with respect to, Advanstar IH or Advanstar.com.

     SECTION VII.2.12.  Negative Pledges, Restrictive Agreements, etc.  The
                        ---------------------------------------------
Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement prohibiting

          (a) (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, securing any Obligation or any senior refinancing thereof (other than, in the case of any assets acquired with the proceeds of any Indebtedness permitted under clause (c) of Section 7.2.2, customary limitations and prohibitions
     ----------    -------------
     contained in such Indebtedness and in the case of any Indebtedness permitted under clauses (f), (g), (h) and (i) of Section 7.2.2, customary
                     -----------  ---  ---     ---    -------------
     limitations in respect of the Foreign Subsidiaries of the Borrower that are Restricted Subsidiaries that shall have incurred such Indebtedness and their assets), or (ii) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) any Restricted Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower (other than customary limitations and prohibitions in any Indebtedness permitted under clauses (a), (b), (e), (f), (g), (h) and (i)
                                  -----------  ---  ---  ---  ---  ---     ---
     of Section 7.2.2 that are applicable to the Restricted Subsidiary that has
        -------------
     incurred such Indebtedness and its assets; provided, however, that such
                                                --------  -------
     limitations shall be limited solely to such Restricted Subsidiary (and any of its Subsidiaries) and its (and their) assets.

     SECTION VII.2.13.  Securities of Subsidiaries.  The Borrower will not
                        --------------------------
permit any Wholly-Owned Subsidiary that is a Restricted Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another Wholly-Owned Subsidiary that is a Restricted Subsidiary.

     SECTION VII.2.14.  Sale and Leaseback.  The Borrower will not, and will not
                        ------------------
permit any Restricted Subsidiary to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Restricted

Subsidiary to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary.

     SECTION VII.2.15.  Designation of Senior Indebtedness.  The Borrower will
                        ----------------------------------
not permit any Indebtedness (other than the Indebtedness incurred hereunder or under any other the Loan Document) to constitute "Designated Senior Indebtedness" (or any other similar term) under the Senior Subordinated Debt Documents, without the consent of the Required Lenders.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION VIII.1.  Listing of Events of Default.  Each of the following
                      ----------------------------
events or occurrences described below shall constitute an "Event of Default".
                                                           ----------------

     SECTION VIII.1.1.  Non-Payment of Obligations.  (a) The Borrower shall
                        --------------------------
default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 2.6.4, as the case may be, or (b) any Obligor shall default
            -------------
(and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

     SECTION VIII.1.2.  Breach of Warranty.  Any representation or warranty of
                        ------------------
the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to any Lender Party for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be
                                                  ---------
incorrect when made in any material respect.

     SECTION VIII.1.3.  Non-Performance of Certain Covenants and Obligations.
                        ----------------------------------------------------
The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1(e), 7.1.7(a)(ii), 7.1.9, 7.1.10, 7.1.11, 7.1.12
                  -----------------  ------------  -----  ------  ------  ------
or 7.2 (other than Section 7.2.1).
   ---             --------------

     SECTION VIII.1.4.  Non-Performance of Other Covenants and Obligations.  Any
                        --------------------------------------------------
Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

     SECTION VIII.1.5.  Default on Other Indebtedness.  A default shall occur
                        -----------------------------
(i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the
                                                          -------------
Borrower or any of its Restricted Subsidiaries or Holdco having a principal amount, individually or in the aggregate for Holdco, the Borrower and the Restricted Subsidiaries, in excess of $5,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $5,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION VIII.1.6.  Judgments.  Any judgment or order for the payment of
                        ---------
money in excess of $5,000,000 in the aggregate for Holdco, the Borrower and the Restricted Subsidiaries (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any Restricted Subsidiary or Holdco and remain unvacated and unpaid and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION VIII.1.7.  Pension Plans.  Any of the following events shall occur
                        -------------
with respect to any Pension Plan (a) the termination of any Pension Plan if, as a result of such termination, the Borrower would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA in an amount in excess of $5,000,000.

     SECTION VIII.1.8.  Change in Control.  Any Change in Control shall occur.
                        -----------------

     SECTION VIII.1.9.  Bankruptcy, Insolvency, etc.  The Borrower, any Material
                        ---------------------------
Subsidiary or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any Material Subsidiary or any other Obligor or any material property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any Material Subsidiary or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, however,
                                                             --------  -------
     that the Borrower, each Material Subsidiary and each other Obligor hereby expressly authorizes each Lender Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any Material Subsidiary or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower, such Material Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Material Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided,
                                                                  --------
     however, that the Borrower, each Material Subsidiary and each other Obligor
     -------
     hereby expressly authorizes each Lender Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

     SECTION VIII.1.10.  Impairment of Security, etc.  (a) Any Loan Document, or
                         ---------------------------
any Lien granted thereunder, shall (except in accordance with its terms or pursuant to an agreement of the parties thereto), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto, or the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof, or
(b) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (i) relates to assets of the Borrower or any Restricted Subsidiary which are immaterial, (ii) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the UCC of any applicable jurisdiction or (iii) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

     SECTION VIII.1.11.  Subordinated Notes.  The subordination provisions
                         ------------------
relating to the Senior Subordinated Debt or any other subordinated debt of the Borrower or any of its Restricted Subsidiaries (the "Subordination Provisions")
                                                     ------------------------
shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute "Senior Indebtedness" (as defined in any Senior Subordinated Debt Document) or "senior indebtedness" (or any other similar term) under any document instrument or agreement evidencing any such other subordinated debt; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Agents and the Lenders.

     SECTION VIII.2.  Action if Bankruptcy, etc.  If any Event of Default
                      -------------------------
described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect
             -----------  ---     ---    -------------
to any Obligor (other than Subsidiaries that are not Material Subsidiaries), the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

     SECTION VIII.3.  Action if Other Event of Default.  If any Event of Default
                      --------------------------------
(other than an Event of Default described in clauses (b), (c) and (d) of Section
                                             -----------  ---     ---    -------
8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material
------
Subsidiaries)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to Cash Collateralize all Letter of Credit Outstandings and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.


                                   ARTICLE IX

                                   THE AGENTS

     SECTION IX.1.  Actions.  Each Lender hereby appoints DLJ as its Syndication
                    -------
Agent and Fleet as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the
                   --------  -------
payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under Articles IX and X.
                                   -----------     -

     SECTION IX.2.  Funding Reliance, etc.  Unless the Administrative Agent
                    ---------------------
shall have been notified by telephone, confirmed in writing, by any Lender by 2:00 p.m., Boston, Massachusetts time, on the Business day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to Section 2.6.2
                                                               -------------
that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION IX.3.  Exculpation; Notice of Default.  (a) None of the Agents or
                    ------------------------------
the Lead Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender or the Borrower for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuers, as applicable, believe to be genuine and to have been presented by a proper Person.

     (b) No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from (i) in the case of the Administrative Agent, a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default" and (ii) in the case of the Syndication Agent, from the Administrative Agent as set forth in the immediately following sentence. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Syndication Agent and the Lenders.

     SECTION IX.4.  Successor.  The Syndication Agent may resign as such upon
                    ---------
one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this
Article IX shall inure to its benefit as to any actions taken or omitted to be
----------
taken by it while it was the Administrative Agent under this Agreement, and (ii)
Section 10.3 and Section 10.4 shall continue to inure to its benefit.
------------     ------------

     SECTION IX.5.  Credit Extensions by each Agent.  Each Agent and each Issuer
                    -------------------------------
shall have the same rights and powers with respect to (a) (i) in the case of an Agent, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of an Issuer, the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or Issuer. Each Agent, each Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

     SECTION IX.6.  Credit Decisions.  Each Lender acknowledges that it has,
                    ----------------
independently of each other Lender Party, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments.
Each Lender also acknowledges that it will, independently of each other Lender Party, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under any Loan Document.

     SECTION IX.7.  Copies, etc.  The Administrative Agent shall give prompt
                    -----------
notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

     SECTION IX.8.  The Syndication Agent and the Administrative Agent.
                    --------------------------------------------------
Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.

     SECTION IX.9.  Documentation Agent.  The Lender identified on the signature
                    -------------------
pages of this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Documentation Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION X.1.  Waivers, Amendments, etc.  The provisions of this Agreement
                   ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and each Obligor party thereto and by the Required Lenders; provided, however, that any such amendment, modification or waiver of the type
--------  -------
set forth below shall require the consent of the Person or Persons described below for such amendment, modification or waiver:

          (a) Unless consented to by each Lender, no such amendment, modification or waiver shall be effective if it would modify any requirement hereunder that any particular action be taken by all the Lenders, all the Lenders with respect to any Tranche of Loans or Commitments or by the Required Lenders, release AHC from its obligations under the AHC Guaranty and Pledge Agreement, release Holdco from its obligations under the Holdco Guaranty and Pledge Agreement, release any Subsidiary Guarantor or Subsidiary Guarantors that individually or in the aggregate constitute a Substantial Subsidiary from its or their obligations under the Subsidiary Guaranty (except as otherwise provided in the Subsidiary Guaranty), if any, or release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, any such Subsidiary Guaranty or a Pledge Agreement).

          (b) Unless consented to by each Lender adversely affected thereby, no such amendment, modification or waiver shall be effective if it would modify this Section 10.1 or clause (a) of Section 10.10, change the
                 ------------    ----------    -------------
     definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender (other than pursuant to Section 2.2.2), reduce any
                                                      -------------
     fees described in Section 3.3 (other than the administration fee referred
                       -----------
     to in Section 3.3.2) or extend any Commitment Termination Date.
           -------------

          (c) No such amendment, modification or waiver shall be effective if it would extend the Stated Maturity Date for any Loan or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan or any Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), unless such amendment, modification or waiver shall have been consented to by the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation.

          (d) No such amendment, modification or waiver shall be effective if it would affect adversely the interests, rights or obligations of any Agent, Issuer or Lead Arranger (in its capacity as Agent, Issuer or Lead Arranger), unless such amendment, modification or waiver shall have been consented to by such Agent, Issuer or Lead Arranger, as the case may be.

          (e) No such amendment, modification or waiver shall be effective if it would amend, modify or waive the provisions of clause (a)(i)(A) of
                                                       ----------------
     Section 3.1.1 or clause (b) of Section 3.1.2 or effect any amendment,
     -------------    ----------    -------------
     modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, unless such amendment, modification or waiver shall have been consented to by the holders of at least a majority of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitments, the Lenders holding at least a majority of the Revolving Loan Commitments.

No failure or delay on the part of any Lender Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     For purposes of this Section 10.1, the Syndication Agent, in coordination
                          ------------
with the Administrative Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation and documentation relating to any amendment, modification or waiver under this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

     SECTION X.2.  Notices.  All notices and other communications provided to
                   -------
any party under any Loan Document, unless otherwise expressly provided herein, shall be in writing or by facsimile and addressed, delivered or transmitted to such party (a) in the case of any Lender by any party other than the Administrative Agent, to such Lender in care of the Administrative Agent at its address or facsimile number set forth on Schedule II hereto (and the Administrative Agent shall promptly forward such notice to the address or facsimile number of such Lender set forth on Schedule II hereto or in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder),
(b) in the case of any Lender by the Administrative Agent, to such Lender at its address or facsimile number set forth on its signature page hereto or in the Lender Assignment Agreement pursuant to which it became a party hereto or (c) in the case of any Agent or the Borrower, at its address or facsimile number set forth on Schedule II hereto, or, in any case, at such address or facsimile
         -----------
number as may be designated by such party in a notice to the other parties. Any such notice and other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

     SECTION X.3.  Payment of Costs and Expenses.  The Borrower agrees to pay on
                   -----------------------------
demand all reasonable expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of (i) a single counsel to the Agents and (ii) local or foreign counsel, if any, who may be retained by such legal counsel to the Agents) in connection with

          (a) the syndication by the Syndication Agent and the Lead Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document (whether or not executed or effective), including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of any Loan Document and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Loan Document; and

          (c) the preparation and review of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to save the Lender Parties harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of any Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Lender Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Lender Party in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION X.4.  Indemnification.  In consideration of the execution and
                   ---------------
delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Lender Party and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against
                    -------------------
any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the
                                  -----------------------
Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of the Borrower as the result of any failure by any Lender to make any Credit Extension hereunder);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the Capital Stock or assets of any Person, whether or not such Lender Party is party thereto;

          (d) any alleged or actual investigation, litigation or proceeding related to any environmental cleanup, audit or noncompliance with or liability under any Environmental Law relating to the use, ownership or operation by Holdco, the Borrower or any of their respective Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by Holdco, the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time Holdco, the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, Holdco, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Borrower or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdco, the Borrower or any of the Borrower's Subsidiaries. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Lender Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party or arising out of any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Borrower or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, the Borrower's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Indemnified Party. Notwithstanding anything to the contrary herein, each Lender Party shall be responsible with respect to any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any such real property to the extent it occurs after such real property is transferred to any Lender Party to its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdco, the Borrower or any of the Borrower's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION X.5.  Survival.  The obligations of the Borrower under Sections
                   --------                                         --------
4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
---  ---  ---  ---  ----     ----
Sections 4.8 and 9.1, shall in each case survive any termination of this
------------     ---
Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION X.6.  Severability.  Any provision of this Agreement or any other
                   ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION X.7.  Headings.  The various headings of this Agreement and of each
                   --------
other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION X.8.  Execution in Counterparts; Effectiveness.  This Agreement may
                   ----------------------------------------
be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each of the parties hereto shall have been received by the Agents.

     SECTION X.9.  Governing Law; Entire Agreement.  THIS AGREEMENT, ANY NOTES
                   -------------------------------
AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. Upon the execution and delivery of this Agreement by the parties hereto, all obligations and liabilities of DLJ Merchant Banking III, Inc., if any, under or relating or with respect to the Commitment Letter shall be terminated and of no further force or effect.

     SECTION X.10.  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) the Borrower may not assign
                        --------  -------
or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders, and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.
                                                      -------------

     SECTION X.11.  Sale and Transfer of Loans and Commitments; Participations
                    ----------------------------------------------------------
in Loans.  Each Lender may assign, or sell participations in, its Loans and
--------
Commitments to one or more other Persons, on a non pro rata basis (except as
                                                   --- ----
provided below), in accordance with this Section 10.11.
                                         -------------
     SECTION X.11.1.  Assignments.  Any Lender (the "Assignor Lender"),
                      -----------                    ---------------

          (a) with the prior written consents of the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer (which consents (i) shall not be unreasonably delayed or withheld, (ii) of the Agents and each Issuer shall not be required in the case of assignments made by or to DLJ, the Administrative Agent or any of their Affiliates and (iii) of the Borrower shall not be required if an Event of Default shall have occurred and be continuing), may at any time assign and delegate to one or more commercial banks, other financial institutions, or funds which are primarily engaged in making, purchasing or investing in loans of the type made pursuant to this Agreement, and

          (b) with notice to the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer, but without the consent of the Borrower, the Agents or any Issuer, may assign and delegate to any of its Affiliates or Related Funds or to any other Lender or any Affiliate or Related Fund of any Lender or to any Person whose investment manager or investment advisor is the investment manager or investment advisor of such Lender (a "Related
                                                                        -------
     Fund") or to any other Person (other than a natural person) approved by the
     ----
     Administrative Agent and the Borrower (but such consent of the Borrower shall not be required if (x) an Event of Default under Section 8.1.1 or
     8.1.9 shall have occurred and be continuing or (y) such

     Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction)

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's Loans,
       ---------------
participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage), in a minimum aggregate amount (except in the case of an assignment (x) of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or
(y) to a Lender or an Affiliate of a Lender or a Related Fund) of, unless the Borrower and the Agents otherwise consent, (i) $5,000,000, in the case of Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit and (ii) $1,000,000, in the case of Term Loans; provided, however, that
                                                       --------  -------
any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6; provided, however, that (A) assignments that are made
             -----------  --------  -------
on the same day to funds that (x) invest in commercial loans and (y) are managed or advised by the same investment advisor or any Affiliate of such investment advisor may be treated as a single assignment for purposes of the minimum amount and (B) no minimum amount shall be required in the case of any assignment between two Lenders so long as the Assignor Lender has an aggregate amount of Loans and Commitments of at least $5,000,000, in the case of Revolving Loans and Revolving Loan Commitments, and $1,000,000, in the case of Term Loans following such assignment; provided, further, however, that if consent of the Borrower is
                 --------  -------  -------
required pursuant to this Section, the Borrower shall be deemed to have given
                          -------
such consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused in writing by the Borrower prior to such fifth Business Day; and provided, further, however, that the Borrower, each other Obligor and
          --------  -------  -------
the Agents shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Assignor Lender and such Assignee Lender,

               (ii) such Assignor Lender and Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents,

               (iii) the processing fees described below shall have been paid, and

               (iv) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of
                                                                ----------
          Section 2.7.
          -----------

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed
----------    -----------
automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any Assignor Lender that shall have previously requested and received any Note or Notes in respect of any Tranche to which such assignment applies shall, upon acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such predecessor Note or Notes "exchanged" and deliver them to the Borrower (against, if the Assignor Lender has retained Loans or Commitments with respect to the applicable Tranche and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.7, its receipt from
                              --------------    -----------
the Borrower of replacement Notes in the principal amount of the Loans and Commitments of the applicable Tranche retained by it). The Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Notes. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is DLJ or one of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation by such Assignor Lender is to its Affiliate or Related Fund or if such assignment and delegation consists of a pledge by such Assignor Lender to a Federal Reserve Bank (or, in the case of an Assignor Lender who is an investment fund, to the trustee under the indenture to which such fund is a party), as provided below or as otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this
Section 10.11.1 shall be null and void.  Nothing contained in this Section
---------------                                                    -------
10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not
-------
its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) in the case of a Lender that is an investment fund, to any agent or trustee for, or any other similar representative of, holders of loans made to, or securities issued by, such investment fund, as security for such obligations or securities, in either case without notice to or consent of the Borrower or the Agents; provided, however,
                                                            --------  -------
that (A) such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by the terms and conditions set forth in this

Agreement and the other Loan Documents, and (B) any pledge or assignment by such trustee shall be subject to the provisions of clause (a) of this Section
                                              ----------         -------
10.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or
-------
InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), respectively, then the applicable Issuer or the Borrower shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall
                      --------  -------
conflict with any law, rule or regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION X.11.2.  Participations.  Any Lender may at any time sell to one or
                      --------------
more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of
                              -----------
the Loans, Commitments, participations in Letters of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; provided,
                                                                 --------
however, that
-------

          (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate or Related Fund of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or any Subsidiary Guarantor or Subsidiary Guarantors that individually or in the aggregate constitute a Substantial Subsidiary from its or their obligations under the Subsidiary Guaranty, in each case except as otherwise specifically provided in a Loan Document; and

          (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount
     ------------  ---  ---  ---  ----     ----
     which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (e) above, that, to the
                                                 ----------
fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
------------  ---  ---  ---  ---  ---  ----     ----
Lender.

     SECTION X.12.  Other Transactions.  Nothing contained herein shall preclude
                    ------------------
any Lender Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION X.13.  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                    -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE BORROWER RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY
      --------  -------
COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY

EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION X.14.  Waiver of Jury Trial.  THE LENDER PARTIES AND THE BORROWER
                    --------------------
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE BORROWER RELATING THERETO. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION X.15.  Confidentiality.  The Lender Parties shall hold all non-
                    ---------------
public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, Related Funds, investment advisors or Affiliates thereof, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide
                                                               ---- ----
transferee, participant or assignee, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental or regulatory agency, any rating agency or the National Association of Insurance Commissioners, or representative of any thereof or pursuant to legal process; provided, however,
                                                            --------  -------
that

          (a) unless specifically prohibited by applicable law or court order, each Lender Party shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender Party by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b)  prior to any such disclosure pursuant to this Section 10.15, each
                                                             -------------
     Lender Party shall require any such bona fide transferee, participant and
                                         ---- ----
     assignee receiving a disclosure of non-public information to agree in writing

               (i)  to be bound by this Section 10.15; and
                                        -------------

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15; and
                        -------------

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             ADVANSTAR COMMUNICATIONS INC.


                             By:________________________________
                                 Name:
                                 Title:



                             DLJ CAPITAL FUNDING, INC.,
                             as the Syndication Agent and as a Lender


                             By:________________________________
                                 Name:
                                 Title:



                             FLEET NATIONAL BANK,
                             as the Administrative Agent and as a Lender


                             By:________________________________
                                 Name:
                                 Title:



                             DLJ CAPITAL FUNDING, INC.,
                             as the Documentation Agent


                             By:________________________________
                                 Name:
                                 Title:

                                                            SCHEDULE I

                               DISCLOSURE SCHEDULE


ITEM 6.7  Litigation
          ----------

              Description of Proceeding         Action or Claim Sought
              -------------------------         ----------------------


ITEM 6.8  Existing Subsidiaries
          ---------------------


ITEM 6.11  Employee Benefit Plans
           ----------------------


ITEM 6.12  Environmental Matters
           ---------------------


ITEM 7.1.11 Intellectual Property
            ---------------------


ITEM 7.1.12 Mortgaged Properties
            --------------------

ITEM 7.2.2(a)(i)  Ongoing Indebtedness
                  --------------------

ITEM 7.2.2(a)(ii) Indebtedness to be Paid
                  -----------------------

ITEM 7.2.3(a)  Ongoing Liens
               -------------

ITEM 7.2.5(a)  Ongoing Investments
               -------------------

                                                                     SCHEDULE II

                   Percentages and Administrative Information
                   ------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                           REVOLVING       TERM-A          TERM-B           ADDRESS FOR NOTICES
        LENDER               LOAN           LOAN            LOAN           (OTHER THAN NOTICES             LIBOR OFFICE
        ------            COMMITMENT      COMMITMENT     COMMITMENT      RELATING TO LIBO RATE LOANS)      ------------
                          ----------      ----------     ----------      ----------------------------
----------------------------------------------------------------------------------------------------------------------------------
DLJ Capital                  100%            100%            100%        277 Park Avenue                277 Park Avenue
Funding, Inc.                                                            New York, NY 10172             New York, NY 10172
                                                                         Attention: James Paradise      Attention: James Paradise
                                                                         Telephone: (212) 892-7740      Telephone: (212) 892-7740
                                                                         Telecopier: (212) 892-7542     Telecopier: (212) 892-7542
----------------------------------------------------------------------------------------------------------------------------------